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                           STOCK PURCHASE AGREEMENT

                  dated as of the 22nd day of July, 1998

                                 by and among

                         INCOM ROOFING SERVICES, INC.

                   [                                      ]

                                      and

                        all of the STOCKHOLDERS of [ ]

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
                               TABLE OF CONTENTS

                                                                            Page

RECITALS.....................................................................1

1.    SALE AND PURCHASE OF STOCK.............................................5
      1.1   SALE AND PURCHASE................................................5
      1.2   PURCHASE PRICE...................................................5
      1.3   CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE
            COMPANY AND INCOM................................................5

2.    BOARD OF DIRECTORS AND OFFICERS OF THE COMPANY.........................6
      2.1   BOARD OF DIRECTORS...............................................6
      2.2   OFFICERS.........................................................6

3.    DELIVERY OF CONSIDERATION..............................................6
      3.1   STOCKHOLDERS' CONSIDERATION......................................6
      3.2   STOCKHOLDERS' DELIVERIES.........................................6

4.    CLOSING................................................................6

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................7
      5.1   DUE ORGANIZATION.................................................7
      5.2   AUTHORIZATION....................................................8
      5.3   CAPITAL STOCK OF THE COMPANY.....................................8
      5.4   TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING...........8
      5.5   NO BONUS SHARES..................................................8
      5.6   SUBSIDIARIES; OWNERSHIP IN OTHER ENTITIES........................8
      5.7   PREDECESSOR STATUS; ETC..........................................9
      5.8   SPIN-OFF BY THE COMPANY..........................................9
      5.9   FINANCIAL STATEMENTS.............................................9
      5.10  LIABILITIES AND OBLIGATIONS.....................................10
      5.11  ACCOUNTS AND NOTES RECEIVABLE...................................11
      5.12  PERMITS AND INTANGIBLES.........................................11
      5.13  ENVIRONMENTAL MATTERS...........................................11
      5.14  PERSONAL PROPERTY...............................................13
      5.15  SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS.......13
      5.16  REAL PROPERTY...................................................14
      5.17  INSURANCE.......................................................15
      5.18  COMPENSATION; EMPLOYMENT AGREEMENTS; LABOR MATTERS..............15
      5.19  EMPLOYEE PLANS..................................................16
      5.20  COMPLIANCE WITH ERISA...........................................16
      5.21  CONFORMITY WITH LAW; LITIGATION.................................17

      5.22  TAXES...........................................................18
      5.23  NO VIOLATIONS; NO CONSENT REQUIRED, ETC.........................18
      5.24  GOVERNMENT CONTRACTS............................................20
      5.25  ABSENCE OF CHANGES..............................................20
      5.26  DEPOSIT ACCOUNTS; POWERS OF ATTORNEY............................21
      5.27  VALIDITY OF OBLIGATIONS.........................................21
      5.28  RELATIONS WITH GOVERNMENTS......................................22
      5.29  DISCLOSURE......................................................22
      5.30  NO WARRANTIES OR INSURANCE......................................22
      5.31  INTEREST IN CUSTOMERS AND SUPPLIERS AND RELATED PARTY
            TRANSACTIONS....................................................22
      5.32  REGISTRATION STATEMENT..........................................23
      5.33  AUTHORITY; OWNERSHIP............................................23
      5.34  PREEMPTIVE RIGHTS...............................................23
      5.35  NO COMMITMENT TO DISPOSE OF INCOM STOCK.........................23

6.    REPRESENTATIONS OF INCOM..............................................23
      6.1   DUE ORGANIZATION................................................24
      6.2   AUTHORIZATION...................................................24
      6.3   CAPITAL STOCK OF INCOM..........................................24
      6.4   TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING..........25
      6.5   SUBSIDIARIES....................................................25
      6.6   FINANCIAL STATEMENTS............................................25
      6.7   LIABILITIES AND OBLIGATIONS.....................................25
      6.8   CONFORMITY WITH LAW; LITIGATION.................................26
      6.9   NO VIOLATIONS...................................................26
      6.10  VALIDITY OF OBLIGATIONS.........................................27
      6.11  INCOM STOCK.....................................................28
      6.12  NO SIDE AGREEMENTS..............................................28
      6.13  BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS....................28
      6.14  RELATIONS WITH GOVERNMENTS......................................28
      6.15  DISCLOSURE......................................................29
      6.16  OTHER AGREEMENTS................................................29
      6.17  REGISTRATION STATEMENT..........................................29

7.    COVENANTS PRIOR TO CLOSING............................................29
      7.1   ACCESS AND COOPERATION; DUE DILIGENCE; TRANSFER OF REAL ESTATE..29
      7.2   CONDUCT OF BUSINESS PENDING CLOSING.............................30
      7.3   PROHIBITED ACTIVITIES...........................................31
      7.4   NO SHOP.........................................................32
      7.5   AGREEMENTS......................................................33
      7.6   NOTIFICATION OF CERTAIN MATTERS.................................33
      7.7   AMENDMENT OF SCHEDULES..........................................33
      7.8   COOPERATION IN PREPARATION OF REGISTRATION STATEMENT............34
      7.9   FINAL FINANCIAL STATEMENTS......................................34
      7.10  FURTHER ASSURANCES..............................................35

      7.11  AUTHORIZED CAPITAL..............................................35
      7.12  COMPLIANCE WITH THE HART-SCOTT ACT..............................35

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND
      COMPANY...............................................................35
      8.1   REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS......36
      8.2   SATISFACTION....................................................36
      8.3   NO LITIGATION...................................................36
      8.4   OPINION OF COUNSEL..............................................36
      8.5   REGISTRATION STATEMENT; MINIMUM VALUE...........................36
      8.6   CONSENTS AND APPROVALS..........................................37
      8.7   GOOD STANDING CERTIFICATES......................................37
      8.8   NO MATERIAL ADVERSE CHANGE......................................37
      8.9   CLOSING OF IPO..................................................37
      8.10  SECRETARY'S CERTIFICATE.........................................37
      8.11  EMPLOYMENT AGREEMENTS...........................................37
      8.12  TAX MATTERS.....................................................37
      8.13  OTHER FOUNDING COMPANIES........................................38
      8.14  COMPANY RELEASE OF STOCKHOLDERS.................................38
      8.15  STERLING CITY CAPITAL TRANSFER RESTRICTIONS.....................38

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF INCOM..........................38
      9.1   REPRESENTATIONS AND WARRANTIES; PERFORMANCE AND OBLIGATIONS.....38
      9.2   NO LITIGATION...................................................39
      9.3   SECRETARY'S CERTIFICATE.........................................39
      9.4   NO MATERIAL ADVERSE EFFECT......................................39
      9.5   STOCKHOLDERS' RELEASE...........................................39
      9.6   TERMINATION OF RELATED PARTY AGREEMENTS.........................39
      9.7   OPINION OF COUNSEL..............................................40
      9.8   CONSENTS AND APPROVALS..........................................40
      9.9   GOOD STANDING CERTIFICATES......................................40
      9.10  REGISTRATION STATEMENT..........................................40
      9.11  EMPLOYMENT AGREEMENTS...........................................40
      9.12  CLOSING OF IPO..................................................40
      9.13  FIRPTA CERTIFICATE..............................................40
      9.14  RESIGNATIONS OF DIRECTORS AND OFFICERS..........................40

10.   COVENANTS OF INCOM AND THE STOCKHOLDERS AFTER CLOSING.................41
      10.1  RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS.......41
      10.2  PRESERVATION OF TAX AND ACCOUNTING TREATMENT....................41
      10.3  PREPARATION AND FILING OF TAX RETURNS...........................41
      10.4  DIRECTORS.......................................................42
      10.5  [DISTRIBUTIONS FROM INSURANCE COMPANY] [FOR SUTTER ONLY]........42

11.   INDEMNIFICATION.......................................................42
      11.1  GENERAL INDEMNIFICATION BY THE STOCKHOLDERS.....................43
      11.2  INDEMNIFICATION BY INCOM........................................44
      11.3  THIRD PERSON CLAIMS.............................................44
      11.4  EXCLUSIVE REMEDY................................................45
      11.5  LIMITATIONS ON INDEMNIFICATION..................................45

12.   TERMINATION OF AGREEMENT..............................................47
      12.1  TERMINATION.....................................................47
      12.2  PROCEDURE AND EFFECT OF TERMINATION.............................48

13.   NONCOMPETITION........................................................48
      13.1  PROHIBITED ACTIVITIES...........................................48
      13.2  DAMAGES.........................................................49
      13.3  REASONABLE RESTRAINT............................................49
      13.4  SEVERABILITY; REFORMATION.......................................50
      13.5  INDEPENDENT COVENANT............................................50
      13.6  MATERIALITY.....................................................50

14.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION.............................50
      14.1  STOCKHOLDERS....................................................50
      14.2  INCOM...........................................................51
      14.3  DAMAGES.........................................................51
      14.4  SURVIVAL........................................................52
      14.5  RETURN OF INFORMATION...........................................52

15.   TRANSFER RESTRICTIONS.................................................52
      15.1  TRANSFER RESTRICTIONS...........................................52

16.   FEDERAL SECURITIES ACT REPRESENTATIONS................................52
      16.1  COMPLIANCE WITH LAW.............................................52
      16.2  ECONOMIC RISK; SOPHISTICATION...................................53

17.   REGISTRATION RIGHTS...................................................53
      17.1  PIGGYBACK REGISTRATION RIGHTS...................................53
      17.2  REGISTRATION PROCEDURES.........................................54
      17.3  INDEMNIFICATION.................................................56
      17.4  UNDERWRITING AGREEMENT..........................................58
      17.5  TRANSFER OF RIGHTS..............................................58
      17.6  RULE 144 REPORTING..............................................58

18.   GENERAL...............................................................59
      18.1  COOPERATION.....................................................59
      18.2  SUCCESSORS AND ASSIGNS..........................................59

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
      18.3  ENTIRE AGREEMENT................................................59
      18.4  COUNTERPARTS....................................................59
      18.5  BROKERS AND AGENTS..............................................59
      18.6  EXPENSES........................................................60
      18.7  NOTICES.........................................................60
      18.8  GOVERNING LAW...................................................61
      18.9  SURVIVAL OF REPRESENTATIONS AND WARRANTIES......................61
      18.10 EXERCISE OF RIGHTS AND REMEDIES.................................61
      18.11 TIME............................................................61
      18.12 REFORMATION AND SEVERABILITY....................................61
      18.13 REMEDIES CUMULATIVE.............................................62
      18.14 CAPTIONS........................................................62
      18.15 AMENDMENTS, WAIVERS AND CONSENTS................................62
      18.16 MEDIATION AND ARBITRATION.......................................62
      18.17 INFORMATION PROVIDED FOR REGISTRATION STATEMENT.................62

                                    ANNEXES

      Annex I    -      Consideration to Be Paid to Stockholders

      Annex II   -      Amended and Restated Certificate of Incorporation and
                        By-Laws of INCOM; Board Resolutions

      Annex III  -      Form of Opinion of Counsel to INCOM

      Annex IV   -      Form of Opinion of Counsel to Company and Stockholders

      Annex V    -      Form of Key Employee Employment Agreement

      Annex VI   -      Form of Arthur Andersen Tax Opinion

                                   SCHEDULES
2.1     Board of Directors
2.2     Officers
5.1     Due Organization
5.2     Authorization
5.3     Capital Stock of the Company
5.4     Transactions in Capital Stock; Organization Accounting
5.5     No Bonus Shares
5.6     Subsidiaries; Ownership in Other Entities
5.7     Predecessor Status; etc
5.8     Spin-off by the Company
5.9     Financial Statements
5.10    Liabilities and Obligations
5.11    Accounts and Notes Receivable
5.12    Permits and Intangibles
5.13    Environmental Matters
5.14    Personal Property
5.15    Significant Customers; Material Contracts and Commitments
        (Schedules 5.15(a), 5.15(b) and 5.15 (c))
5.16    Real Property
5.17    Insurance
5.18    Compensation; Employment Agreements; Labor Matters
5.19    Employee Plans
5.20    Compliance with ERISA
5.21    Conformity with Law; Litigation
5.22    Taxes
5.23    No Violations, No Consents Required, Etc.
        (Schedules 5.23(a), 5.23(b), 5.23(c) and 5.23(e))
5.24    Government Contracts
5.25    Absence of Changes
5.26    Deposit Accounts; Powers of Attorney
5.30    No Warranties or Insurance
5.31    Interest in Customers and Suppliers and Related Party Transactions
6.9     No Violations
7.1     Access and Cooperation; Due Diligence; Transfer of Real Estate
7.2     Conduct of Business Pending Closing
7.3     Prohibited Activities
7.5     Agreements
8.11    Employment Agreements
9.7     Termination of Related Party Agreements
10.1    Release From Guarantees; Repayment of Certain Obligations
16.2    Non-accredited Investors 18.5 Brokers and Agents
18.5    Brokers and agents

                           STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the _____ day of July, 1998, by and among INCOM ROOFING SERVICES, INC., a Delaware corporation ("INCOM"), [ ], a [ ] corporation (the "Company"), and the stockholders listed on the signature pages of this Agreement (the
"Stockholders"), which are all the stockholders of the Company.

                                   RECITALS

      WHEREAS, the Company is engaged in the roofing business;

      WHEREAS, as of the date hereof, the Stockholders own, and as of the Consummation Date the Stockholders will own, all of the issued and outstanding capital stock of the Company (the
"Company Stock");

      WHEREAS, INCOM is entering into other separate agreements simultaneously with this Agreement that are substantially the same as this Agreement (the "Other Agreements"), each of which is entitled "Stock Purchase Agreement," with each of the Other Founding Companies (as defined herein) and their respective stockholders in order to acquire additional companies engaged in the roofing services business;

      WHEREAS, this Agreement and the Other Agreements constitute the "INCOM Plan of
Organization;"

      WHEREAS, the Stockholders and the boards of directors and the stockholders of INCOM, and each of the Other Founding Companies that are parties to the Other Agreements, have approved and adopted the INCOM Plan of Organization as an integrated plan pursuant to which the Stockholders and the stockholders of each of the other Founding Companies will transfer the capital stock of each of the Founding Companies to INCOM, and the Stockholders and the stockholders of each of the other Founding Companies will acquire the stock of INCOM (but not cash or other property) as a tax-free transfer of property under Section 351 of the Code;

      WHEREAS, in consideration of the agreements of the Other Founding Companies pursuant to the Other Agreements, the Stockholders have approved this Agreement as part of the INCOM Plan of Organization in order to transfer all of the issued and outstanding capital stock of the Company to INCOM; and

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

      Unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

      "1933 ACT" means the Securities Act of 1933, as amended.

      "1934 ACT" means the Securities Exchange Act of 1934, as amended.

      "ACQUIRED PARTY" means the Company, any subsidiary of the Company and any member of a Relevant Group.

      "AFFILIATES" means with respect to any person or entity, any other person or entity that directly or indirectly, controls, is controlled by, or is under common control with such person or entity.

      "BALANCE SHEET DATE" has the meaning set forth in Section 5.9.

      "CHARTER DOCUMENTS" has the meaning set forth in Section 5.1.

      "CLOSING" has the meaning set forth in Section 4.

      "CLOSING DATE" has the meaning set forth in Section 4.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

      "COMPANY STOCK" has the meaning set forth in the recitals of this Agreement.

      "CONSUMMATION DATE" has the meaning set forth in Section 4.

      "DELAWARE GCL" means the General Corporation Law of the State of
Delaware.

      "DRAFT REGISTRATION STATEMENT" means the draft dated July 17, 1998 of the Registration Statement, and any corrections thereto delivered by INCOM to the Company for delivery to the Stockholders prior to the time this Agreement is delivered to INCOM by the Company and the Stockholders following execution by the Company and the Stockholders.

      "EFFECTIVE TIME" means the effective time of the consummation of the purchase and sale of the Company Stock, which shall occur on the Consummation Date.

      "ENVIRONMENTAL LAWS" has the meaning set forth in Section 5.13(b).

      "EXPIRATION DATE" has the meaning set forth in Section 5(A).

      "FOUNDING COMPANIES" means the following companies:

          Beta Construction Company, a Virginia corporation; Hampton Supply, Inc., a Maryland corporation; D.C. Taylor Co., an Iowa corporation; Seyforth Roofing Company, Inc., a New Mexico corporation; SRC, Inc., a Texas corporation; Seyforth Roofing S.A.deCV, a Mexican corporation; Brazos Roofing International of South Dakota, Inc., a South Dakota corporation; Bosque Environmental, Inc., a Texas corporation; Nu-Tec Roofing Contractors, Inc., an Indiana corporation; Evans Service Company, Inc., a New York corporation; Burns & Scalo Roofing Company, Inc., a Pennsylvania corporation; Cuddy Roofing Company, Inc., a Pennsylvania corporation; Scalo, Inc., a Pennsylvania corporation; Chamberlain Waterproofing & Roofing Systems, Inc., a Texas corporation; Boone Brothers Roofing, Inc., a Nebraska corporation; Sutter Roofing Company of Florida, a Florida corporation; Sutter Roofing Company of S. W. Florida, a Florida corporation; M. J. Dalsin Company, Inc., a North Dakota corporation; M.J. Dalsin Company of South Dakota, Inc., a South Dakota corporation; Kelly Brothers Roofing, Inc., an Ohio corporation; Mark Enterprises Inc., and Indiana corporation.

      "GAAP" means generally accepted accounting principles as consistently applied in the
United States.

      "HART-SCOTT ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
amended.

      "HAZARDOUS SUBSTANCE" has the meaning set forth in Section 5.13(c).

      "INCOM" has the meaning set forth in the first paragraph of this Agreement.

      "INCOM CHARTER DOCUMENTS" has the meaning set forth in Section 6.1.

      "INCOM PLAN OF ORGANIZATION" has the meaning set forth in the recitals of this Agreement.

      "INCOM STOCK" means the common stock, par value $.01 per share, of INCOM.

      "IPO" means the initial public offering of INCOM Stock pursuant to the Registration
Statement.

      "KNOWN" OR "KNOWLEDGE," when used in reference to a statement regarding the existence or absence of facts in this Agreement, is intended by the parties to mean that the only information to be attributed to such person is information actually known to (a) the person in the case of an individual or (b) in the case of a corporation or other entity, an officer or director.

      "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, operations, properties, assets or condition (financial or otherwise), of the subject entity and its subsidiaries taken as a whole.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of the subject entity and its subsidiaries taken as a whole.

      "MATERIAL DOCUMENTS" has the meaning set forth in Section 5.23.

      "MINIMUM VALUE" has the meaning set forth in Annex I.

      "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past customs and practice (including with respect to quantity and frequency).

      "OTHER AGREEMENTS" has the meaning set forth in the recitals of this Agreement.

      "OTHER FOUNDING COMPANIES" means all of the Founding Companies other than the
Company.

      "PLANS" has the meaning set forth in Section 5.19.

      "PRICING" means the date of determination by INCOM and the Underwriters of the public offering price of the shares of INCOM Stock in the IPO; the parties hereto contemplate that the Pricing shall take place on the Closing Date.

      "QUALIFIED PLANS" has the meaning set forth in Section 5.20.

      "REGISTRATION STATEMENT" means that certain registration statement on Form S-1 to be filed with the SEC covering the shares of INCOM Stock to be issued in the IPO, including the prospectus and all amendments and supplements thereto.

      "RELEVANT GROUP" means the Company and any affiliated, combined, consolidated, unitary or similar group of which the Company is or was a member.

      "RESTRICTED COMMON STOCK" has the meaning set forth in Section 1.3(ii).

      "RETURNS" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

      "SCHEDULE" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

      "SEC" means the United States Securities and Exchange Commission.

      "STATE OF INCORPORATION" means the State of [
         ].

      "STOCKHOLDERS" has the meaning set forth in the first paragraph of this Agreement.

      "SUBSIDIARIES" means with respect to a person or entity, any corporation or other entity in which such person or entity owns a 5% or greater ownership interest.

      "TAX" OR "TAXES" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, employment, excise, property, deed, stamp, alternative or add-on minimum, or other taxes, assessments, duties, fees, levies or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

      "UNDERWRITERS" means the prospective underwriters identified in the Registration Statement.

1.    SALE AND PURCHASE OF STOCK

      1.1 SALE AND PURCHASE. Upon the terms and subject to the conditions contained in this Agreement and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, on the Consummation Date, the Stockholders shall sell to INCOM and INCOM shall purchase from the Stockholders, all of the issued and outstanding shares of Company Stock as set forth in Annex I hereto.

      1.2 PURCHASE PRICE. The purchase price for the Company Stock shall be as set forth on Annex I to this Agreement.

      1.3 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY AND INCOM. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the Company and INCOM as of the date of this Agreement are as follows:

            (i) as of the date of this Agreement, the authorized and outstanding Company Stock is as set forth on SCHEDULE 5.3 hereto; and

            (ii) immediately prior to the Closing Date and the Consummation Date, the authorized capital stock of INCOM will consist of 100,000,000 shares of INCOM Stock, of which the number of issued and outstanding shares will be set forth in the Registration

      Statement, and 10,000,000 shares of preferred stock, $.0l par value, of which no shares will be issued and outstanding, and 5,000,000 shares of Restricted Voting Common Stock, $.01 per value (the "Restricted Common Stock"), all of which will be issued and outstanding except as otherwise set forth in the Registration Statement.

2.    BOARD OF DIRECTORS AND OFFICERS OF THE COMPANY

      2.1 BOARD OF DIRECTORS. The Company and the Stockholders shall take action, including solicitation of resignation of directors, necessary so that the Board of Directors of the Company as of the Consummation Date shall consist only of the persons identified on
SCHEDULE 2.1 hereto.

      2.2 OFFICERS. The Company and the Stockholders shall take action, including solicitation of resignation of officers, necessary so that the officers of the Company as of the Consummation Date shall consist only of the persons identified on SCHEDULE 2.2 hereto.

3.    DELIVERY OF CONSIDERATION

      3.1 STOCKHOLDERS' CONSIDERATION. On the Consummation Date, the Stockholders, who are now and on the Consummation Date will be, the holders of all of the outstanding Company Stock, shall, upon surrender of certificates evidencing that Company Stock, receive from INCOM the respective number of shares of INCOM Stock and the amount of cash described on Annex I hereto, which shall be payable by certified check or wire transfer of immediately available funds.

      3.2 STOCKHOLDERS' DELIVERIES. The Stockholders shall deliver at the Closing the certificates representing Company Stock, duly endorsed in blank by the Stockholders, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholders' expense, affixed and canceled. The Stockholders agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such Company Stock or with respect to the stock powers accompanying any Company Stock.

4.    CLOSING

      At or immediately prior to the Pricing, the parties shall take all actions necessary to effect the delivery of shares referred to in Section 3 hereof; provided, that such actions shall not include the actual completion of the purchase and sale of the Company Stock or the delivery of the INCOM Stock and cash referred to in Section 3 hereof, each of which actions shall only be taken upon the Consummation Date as herein provided. The delivery of the Company Stock, which shall occur at or prior to the Pricing (the "Closing"), shall take place on the closing date (the "Closing Date") at the offices of Andrews & Kurth L.L.P, 4200 Chase Tower, 600 Travis, Houston, Texas 77002. All Company Stock shall be delivered at the Closing to Andrews & Kurth L.L.P., to be held in trust until the Consummation Date, and shall be returned immediately upon any termination of this Agreement prior to the Consummation Date. On the Consummation Date (x) all transactions contemplated by this Agreement, including the delivery of shares of INCOM Stock and cash which the Stockholders shall be entitled to receive pursuant to Annex I hereof, shall be completed, and (y) the closing with respect to the IPO shall occur and be completed. The date on which the actions described in the preceding clauses (x) and (y) occurs shall be referred to as the "Consummation Date."

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
      AND THE STOCKHOLDERS

      (A) REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

      Except as set forth in the disclosure schedules attached hereto and except as otherwise qualified below, each of the Company and the Stockholders, jointly and severally, represent and warrant that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement and, subject to Section 7.7 hereto, shall be true at the time of Closing and the Consummation Date, and that such representations and warranties shall survive the Consummation Date for a period of eighteen months (the last day of such period being the "Expiration Date"), except that the warranties and representations set forth in Sections 5.3, 5.22 and 5.32 hereof shall survive until such time as the applicable statute of limitations period has run, which shall be deemed to be the Expiration Date for Sections 5.3, 5.22 and 5.32. For purposes of this Section 5, the term "Company" shall mean and refer to the Company and all of its Subsidiaries, if any.

      Except as expressly set forth herein, the Company and the Stockholders expressly disclaim any representation or warranty (express, implied or otherwise) relating to the Stockholders or the Company and any subsidiary thereof including, without limitation, any warranty of merchantability or fitness for a particular purpose.

      5.1 DUE ORGANIZATION. The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Incorporation, and has the requisite power and authority to carry on its business as it is now being conducted. The Company is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or authorization necessary except where the failure to be so qualified or authorized to do business would not have a Material Adverse Effect on the Company. SCHEDULE 5.1 sets forth a list of all states in which the Company is authorized or qualified to do business. True, complete and correct copies of the Certificate or Articles of Incorporation and By-laws, each as amended, of the Company (the "Charter Documents") are all attached to SCHEDULE
5.1. The Company has delivered to INCOM complete and correct copies of (i) the stock records of the Company and (ii) all minutes of meetings, written consents and other evidence, if any, of deliberations of or actions taken by the Company's Board of Directors, any committees of the Board of Directors and stockholders during the last five years.

      5.2 AUTHORIZATION. (i) The officers or other representatives of the Company executing this Agreement have the authority to enter into and bind the Company to the terms of this Agreement and (ii) the Company has the full legal right, power and authority to enter into this Agreement and consummate the transactions contemplated hereby. Copies of the most recent resolutions adopted by the Board of Directors of the Company and the most recent resolutions adopted by the Stockholders, which approve this Agreement and the transactions contemplated hereby in all respects, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, are attached hereto as SCHEDULE 5.2.

      5.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company is as set forth on SCHEDULE 5.3. All of the issued and outstanding shares of the capital stock of the Company are owned by the Stockholders in the amounts set forth in SCHEDULE 5.3, other than any treasury shares listed on
SCHEDULE 5.3. Each Stockholder, severally, represents and warrants that, except as set forth on SCHEDULE 5.3, the shares of capital stock of the Company owned by such Stockholder are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the Stockholders and further, such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of any preemptive rights of any past or present stockholder.

      5.4 TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING. Except as set forth on SCHEDULE 5.4, the Company has not acquired or redeemed any shares of capital stock of the Company since January 1, 1996. Except as set forth on
SCHEDULE 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock; (ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the Company nor the relative ownership of shares among any of its respective Stockholders has been altered or changed in contemplation of the INCOM Plan of Organization. There are no voting trusts, proxies or other agreements or understandings to which the Company or any of the Stockholders is a party or is bound with respect to the voting of any shares of capital stock of the Company.

      5.5 NO BONUS SHARES. Except as set forth on SCHEDULE 5.5, none of the shares of Company Stock was issued pursuant to awards, grants or bonuses in contemplation of the INCOM Plan of Organization.

      5.6 SUBSIDIARIES; OWNERSHIP IN OTHER ENTITIES. Except as set forth on
SCHEDULE 5.6, the Company has no Subsidiaries. Except as set forth in SCHEDULE 5.6, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      5.7 PREDECESSOR STATUS; ETC. Set forth on SCHEDULE 5.7 is a listing of all predecessor companies of the Company, including the names of any entities acquired by the Company (by stock purchase, merger or otherwise) or owned by the Company or from whom the Company previously acquired material assets, in any case, from the earliest date upon which any Stockholder acquired his or her stock in any Company. Except as disclosed on SCHEDULE 5.7, the Company has not been, within such period of time, a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

      5.8 SPIN-OFF BY THE COMPANY. Except as set forth on SCHEDULE 5.8, there has not been any sale, spin-off or split-up of material assets, other than sales of inventory in the Ordinary Course of Business, of either the Company or any other person or entity that is an Affiliate of the Company since January 1, 1996.

      5.9 FINANCIAL STATEMENTS. Copies of the following financial statements are attached hereto as SCHEDULE 5.9:

            (i) the balance sheets of the Company as of December 31, 1996 and 1997 and the related statements of operations, stockholder's equity and cash flows for the two-year period [or three-year period if Arthur Andersen has audited a three-year period for purposes of inclusion in the Registration Statement to meet SEC requirements] ended December 31, 1997, together with the related notes and schedules (such balance sheets, the related statements of operations, stockholder's equity and cash flows and the related notes and schedules are referred to herein as the "Year-end Financial Statements"); and

            (ii) the balance sheet of the Company as of March 31, 1997, the balance sheet of the Company as of March 31, 1998 (the "Balance Sheet Date") and the related statements of operations, stockholder's equity and cash flows for the three-month periods ended March 31, 1997 and 1998, together with the related notes and schedules (such balance sheets, the related statements of operations, stockholder's equity and cash flows and the related notes and schedules are referred to herein as the "Interim Financial Statements").

The Year-end Financial Statements and the Interim Financial Statements are collectively called the "Financial Statements". The Financial Statements, including those included in the Draft Registration Statement, have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial position of the Company as of the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the Interim Financial Statements, to normal year-end audit adjustments and any other adjustments described therein and the absence of certain footnote disclosures.

      5.10 LIABILITIES AND OBLIGATIONS. SCHEDULE 5.10 sets forth an accurate list as of the Balance Sheet Date of (i) all material liabilities of the Company which are not reflected on the balance sheet of the Company at the Balance Sheet Date or otherwise reflected in the Company Financial Statements at the Balance Sheet Date which by their nature would be required in accordance with GAAP to be reflected in the balance sheet, and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, pledges or other security agreements to which the Company is a party or by which its properties may be bound other than bid bonds and performance bonds made in the Ordinary Course of Business. Except as set forth on SCHEDULE 5.10, since the Balance Sheet Date, the Company has not incurred any material liabilities or obligations of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the Ordinary Course of Business. The Company has also delivered to INCOM on SCHEDULE 5.10, in the case of those contingent liabilities related to pending litigation or litigation that has been threatened in writing, or other material liabilities which are not fixed or otherwise accrued or reserved, a good faith estimate of the maximum amount which the Company expects will be payable and the amount, if any, accrued or reserved for each such potential liability on the Company's Financial Statements. For each such contingent liability or liability for which the amount is not fixed or is contested, the Company has provided to INCOM the following information:

            (i) a summary description of the liability together with the following:

                  (a) copies of all relevant documentation in the possession of the Company or its directors, officers or stockholders relating thereto;
                  (b)   amounts claimed and any other action or relief sought;
                        and
                  (c) name of claimant and all other parties to the claim, suit or proceeding;

            (ii) the name of each court or agency before which such claim, suit or proceeding is pending;

            (iii) the date such claim, suit or proceeding was instituted; and

            (iv) a good faith estimate of the maximum amount, if any, which the Company expects, based on information available, is likely to become payable with respect to each such liability.

      INCOM acknowledges that all estimates referred to above and set forth on
SCHEDULE 5.10 are only good faith estimates, and that the Company and the Stockholders expressly do not represent or warrant that the actual amounts of such liabilities will be equal to, or more or less than, the amounts of such estimates.

      5.11 ACCOUNTS AND NOTES RECEIVABLE. SCHEDULE 5.11 sets forth an accurate list, in all material respects, of the accounts and notes receivable of the Company, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including all receivables from and advances to employees and the Stockholders, which are identified as such. SCHEDULE 5.11 also sets forth a materially accurate aging of all accounts and notes receivable as of the Balance Sheet Date showing amounts due in 30-day aging categories. Except to the extent reflected on SCHEDULE 5.11, such accounts, notes and other receivables are collectible in the amounts shown on SCHEDULE 5.11, net of reserves reflected in the balance sheet as of the Balance Sheet Date.

     5.12 PERMITS AND INTANGIBLES. The Company or its employees hold all licenses, franchises, permits and other governmental authorizations ("Licenses") necessary to conduct the business of the Company, the absence of which would cause a Material Adverse Effect on the Company, and the Company has delivered to INCOM a list that is accurate, in all material respects, and summary description (which is set forth on SCHEDULE 5.12) of all such Licenses, including any trademarks, trade names, patents, patent applications and copyrights owned or held by the Company or any of its employees (including interests in software or other technology systems, programs and intellectual property). At or prior to the Closing, all such trademarks, trade names, patents, patent applications, copyrights and other intellectual property will be assigned or licensed to the Company for no additional consideration. The Licenses and other rights listed on
SCHEDULE 5.12 are valid, and the Company has not received any notice that any person intends to cancel, terminate or not renew any such License or other right. The Company has conducted and is conducting its business in compliance in all material respects with the requirements, standards, criteria and conditions set forth in the Licenses and other rights listed on SCHEDULE 5.12 and is not in violation of any of the foregoing in any material respect. Except as specifically provided in SCHEDULE 5.12, the consummation by the Company of the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such Licenses or other rights.

      5.13 ENVIRONMENTAL MATTERS. (a) Except as set forth in SCHEDULE 5.13 attached hereto, (i) the Company has conducted its businesses in compliance in all material respects with all applicable Environmental Laws, including, without limitation, having all environmental permits, licenses and other approvals and authorizations necessary for the operation of its business as presently conducted, except where the failure to have such permit, license, approval or authorization would not have a Material Adverse Effect, (ii) none of the properties owned by the Company contain any Hazardous Substance as a result of any activity of the Company in amounts exceeding the levels permitted by applicable Environmental Laws, except where amounts in excess of such levels would not have a Material Adverse Effect, (iii) the Company has not received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its business, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company or the Stockholders, threatened, against the Company relating to any violation, or alleged violation, of any Environmental Law, except where such violation would not have a Material Adverse Effect, (v) no reports have been filed, or are required to be filed, by the Company concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company as a result of any activity of the Company during the time such properties were owned, leased or operated by the Company, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analysis regarding compliance or non-compliance with any applicable Environmental Law conducted by or which are in the possession of the Company relating to the activities of the Company which are not listed on SCHEDULE 5.13 attached hereto prior to the date hereof, (viii) to the knowledge of the Company and the Stockholders, (A) there are no underground storage tanks on, in or under any properties owned by the Company and (B) no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company which are not listed on SCHEDULE 5.13, (ix) to the knowledge of the Company and the Stockholders, (A) there is no asbestos or asbestos-containing material present in any material quantity in any of the properties owned by the Company, and (B) no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company, and (x) neither the Company nor any of its respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law.

      (b) As used herein, "ENVIRONMENTAL LAW" means, as of the Closing Date, any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction or requirement or any agreement with any governmental entity to which the Company is a party or subject relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

      (c) As used herein, "HAZARDOUS SUBSTANCE" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

      5.14 PERSONAL PROPERTY. The Company has delivered to INCOM an accurate list (which is set forth on SCHEDULE 5.14) of (x) all personal property material to the operations of the Company as of the Balance Sheet Date included in "plant, property and equipment" on the balance sheet of the Company, (y) all other items of personal property owned by the Company with an individual value in excess of $15,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all material leases and agreements in respect of personal property, including, in the case of each of (x), (y) and (z), (1) true, complete and correct copies of all such leases and (2) an indication as to which assets are currently owned, or were formerly owned, by Stockholders, relatives of Stockholders, or Affiliates of the Company. Except as set forth on SCHEDULE 5.14, (i) all personal property material to, and used by, the Company in its business is either owned by the Company or leased by the Company pursuant to a lease included on SCHEDULE 5.14, (ii) all of the personal property listed on
SCHEDULE 5.14 or replacement property thereof is in working order and condition, ordinary wear and tear excepted and (iii) all leases and agreements included on
SCHEDULE 5.14 are in full force and effect and constitute valid and binding agreements of the Company in each case in accordance with their respective terms.

      5.15  SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS

      (a) The Company has delivered to INCOM a materially accurate list (which is set forth on SCHEDULE 5.15(A) of all customers (persons or entities) representing 5% or more of the Company's annual revenues for any period covered by any of the Financial Statements. Except to the extent set forth on SCHEDULE 5.15(A), none of such customers has canceled or, to the best knowledge of the Company and the Stockholders, are currently threatening to cancel a currently effective contract with the Company.

      (b) The Company has listed on SCHEDULE 5.15(B) all material contracts, commitments and similar agreements to which the Company is a party or by which it or any of its properties are bound (including, but not limited to, contracts with customers listed on SCHEDULE 5.15(A), joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than agreements listed on SCHEDULES 5.10,
SCHEDULE 5.14 or SCHEDULE 5.16, (a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered or made available to INCOM true, complete and correct copies of such agreements. For purposes of the preceding sentence, a contract, commitment or similar agreement is "material" if it (i) has a term of more than one year (other than contracts, commitments or agreements that are cancelable without liability or penalty within 30 days of notice from the Company of cancellation or that can be terminated by the Company without material penalty upon notice of 30 days or less) or (ii) requires the payment by or to the Company of more than $100,000 during any 12-month period. Except for expenditures in the ordinary course of business, the Company has also indicated on SCHEDULE 5.15(B) a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, or the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $50,000 by the Company during any 12-month period.

      (c) Except as set forth on SCHEDULE 5.15(C), the Company is not required to provide any bonding or other financial security arrangements in any material amount in connection with any contract listed on SCHEDULE 5.15(B).

      5.16 REAL PROPERTY. SCHEDULE 5.16 includes a list of all real property owned or leased by the Company at the date hereof and all other real property, if any, used by the Company in the conduct of its business. The Company has good and insurable title to any real property owned by it that is shown on SCHEDULE 5.16, other than property intended to be sold or distributed prior to the Closing Date as provided in this Agreement, and all real property so owned is subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance, lease, possessory rights of third parties or charge, except for:

            (i) liens reflected on SCHEDULE 5.10 or SCHEDULE 5.16 as securing specified liabilities (with respect to which no material default by the Company exists);

            (ii) liens for current taxes not yet payable and assessments not in default;

            (iii) easements for utilities serving the property; and

            (iv) easements, covenants and restrictions and other exceptions to title which do not adversely affect the current use of the property.

      Copies of all leases and agreements in respect of such real property leased by the Company, which are true, complete and correct in all material respects, are attached to SCHEDULE 5.16, and an indication as to which such properties, if any, are currently owned, or were formerly owned, by Stockholders or Affiliates of the Company or Stockholders is included in SCHEDULE 5.16. Except as set forth on SCHEDULE 5.16, all of such leases included on SCHEDULE
5.16 are in full force and effect and constitute valid and binding agreements of the Company in accordance with their respective terms.

      5.17 INSURANCE. The Company has delivered to INCOM (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the Company and
(ii) an accurate list of all insurance loss runs or workers compensation claims received for the past three policy years (which lists are set forth on SCHEDULE 5.17). The Company has also delivered to INCOM true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance the Company is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect. Since January 1, 1996, no insurance carried by the Company has been canceled by the insurer and the Company has not been denied coverage.

      5.18  COMPENSATION; EMPLOYMENT AGREEMENTS; LABOR MATTERS.

      (a) The Company has delivered to INCOM an accurate list (which is set forth on SCHEDULE 5.18) showing all officers, directors and key employees of the Company, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The Company has provided to INCOM true, complete and correct copies of any employment agreements for persons listed on SCHEDULE 5.18. Since the Balance Sheet Date, except as disclosed on SCHEDULE 5.18, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

      (b) Except as set forth on SCHEDULE 5.18, (i) the Company is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, (ii) to the knowledge of the Company and the Stockholders, no campaign to establish such arrangement is in progress and (iii) there is no pending or, to the Company's knowledge and the Stockholders' knowledge, threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years. The Company believes its relationship with employees to be generally good.

      (c) Except as set forth in SCHEDULE 5.18 attached hereto, (i) there are no claims, actions or proceedings pending or, to the knowledge of the Company and the Stockholders, threatened between the Company and any of its employees, (ii) the Company has complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and (iii) the Company has not received written notice from any person asserting that the Company is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

      5.19 EMPLOYEE PLANS. The Company has delivered to INCOM an accurate schedule (SCHEDULE 5.19) showing all employee benefit plans of the Company, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date and as of the date of this Agreement. Except for the employee benefit plans, if any, described on
SCHEDULE 5.19, the Company does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan", and neither the Company nor any subsidiary has any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. The Company has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on SCHEDULE 5.19, and, except as described on SCHEDULE 5.19, the Company is not or could not be required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions of employment of any of the Company's employees.

      Except as set forth on SCHEDULE 5.19, the Company is not now, or will not as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA.

      All employee benefit plans listed on SCHEDULE 5.19 and the administration thereof are in compliance in all material respects with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

      All accrued contribution obligations of the Company as of the Balance Sheet Date with respect to any plan listed on SCHEDULE 5.19 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the Company as of the Balance Sheet Date.

      5.20 COMPLIANCE WITH ERISA. All plans listed on SCHEDULE 5.19 that are intended to qualify (the "Qualified Plans") under Section 401 (a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are attached to SCHEDULE 5.19. Except as disclosed on SCHEDULE 5.20, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) since January 1, 1992 have been timely filed or distributed, and copies thereof have been made available to INCOM. Neither Stockholders, any such plan listed on SCHEDULE 5.19, nor the Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No such Plan listed on SCHEDULE 5.19 has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and
Section 302(l) of ERISA; and the Company has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. The Company further represents that except as set forth on SCHEDULE 5.19 hereto:

            (i) there have been no terminations, partial terminations or discontinuations of contributions to any Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

            (ii) no plan listed on SCHEDULE 5.19 subject to the provisions of Title IV of ERISA has been terminated;

            (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in
      SCHEDULE 5.19;

            (iv) the Company (including any subsidiaries) has not incurred liability under Section 4062 of ERISA; and

            (v) no circumstances exist pursuant to which the Company could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the Company that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the Company.

      5.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on
SCHEDULE 5.21 or SCHEDULE 5.13, the Company has not violated within the five years prior to the date of this Agreement and is not currently in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it other than violations that would not have a Material Adverse Effect on the Company; and except to the extent set forth on SCHEDULE 5.10 or SCHEDULE 5.13, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company and the Stockholders, threatened in writing against the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company and no written notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company, and to the knowledge of the Company and the Stockholders there is no valid basis for any such claim, action, suit or proceeding that could reasonably be expected to have a Material Adverse Effect on the Company.

      5.22  TAXES.

      (a) The Company has timely filed all requisite Federal, state and other Tax Returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on SCHEDULE 5.22, there are no examinations in progress or claims pending against the Company for federal, state and other Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or threatened, has been received. All Tax, including interest and penalties (whether or not shown on any Tax Return), due by the Company has been paid. The amounts shown as accruals for Taxes on the Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before the date of the respective Financial Statements. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal and local income Tax Returns and franchise Tax Returns of Company for their last three (3) fiscal years, or such shorter period of time as any of them shall have existed, are attached hereto as SCHEDULE 5.22 or have otherwise been delivered to INCOM. The Company has a taxable year ended [___________]. Except as set forth on SCHEDULE 5.22, the Company uses the accrual method of accounting for income tax purposes, and the Company's methods of accounting have not changed in any material respect in the past five years (except as required to conform to changes in GAAP). The Company is not an investment company as defined in Section 351(e)(1) of the Code. The Company is not and has not during the last five years been a party to any tax sharing agreement or agreement of similar effect. Except as set forth on
SCHEDULE 5.22, the Company is not and has not during the last five years been a member of any consolidated group. The Company has not received, been denied, or applied for any private letter ruling during the last ten years.

      (b) [This provision to be included for S corporations only.] The Stockholders have made a valid election under the provisions of Subchapter S of the Code and the Company has not, [within the past five years,] [since January 1, 1995 [for Burns & Scalo only]] been subject to Federal income taxes under the provisions of Subchapter C of the Code. The Stockholders shall pay, and they hereby agree to indemnify INCOM and the Company against, all income taxes payable with respect to the Company's operations for all periods [from January 1, 1995, [for Burns & Scalo only]] through and including the Consummation Date. [As Washington D.C. does not recognize Subchapter S status for purposes of Washington D.C. taxation, and as Beta has paid or accrued Washington D.C. taxes on this basis, the preceding sentence will be changed for Beta to insert the word "federal" before the words "income taxes".

      5.23  NO VIOLATIONS; NO CONSENT REQUIRED, ETC.

      (a) The Company is not in violation of any Charter Document. Except as set forth on SCHEDULE 5.23(A), the Company is not in default under any lease, instrument, agreement, license, or permit set forth on SCHEDULE 5.12, SCHEDULE 5.13, SCHEDULE 5.14, SCHEDULE 5.15 or SCHEDULE 5.16 (the "Material Documents").

      (b) Except as set forth on SCHEDULE 5.23(B), the execution and delivery of this Agreement by each of the Company and the Stockholders do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i) the Charter Documents of the Company, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its properties or assets, or (iii) any Material Document to which the Company or any of the Stockholders is now a party or by which any of the Stockholders or the Company or any of its properties or assets may be bound or affected. The consummation by the Company and the Stockholders of the transactions contemplated hereby will not result in any material violation, conflict, breach, right of termination or acceleration or creation of liens under any of the terms, conditions or provisions of the items described in clauses (i) through
(iii) of the preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (iii) above, to obtaining (prior to the Effective Time) such consents as may be required from commercial lenders, lessors or other third parties.

      (c) Except as set forth on SCHEDULE 5.23(C) and except for the Hart-Scott Act, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to the consummation by the Company and the Stockholders of any of the transactions contemplated hereby in order to remain in full force and effect, and consummation by the Company and the Stockholders of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit.

      (d) Except for (i) the filings with the SEC pursuant to the 1933 Act in connection with the IPO and the offer and sale of INCOM Stock pursuant to this Agreement, (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (iii) any filing required under the Hart-Scott Act in connection with the purchase and sale of the Company Stock, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company and the Stockholders or the consummation by the Company and the Stockholders of the transactions contemplated hereby.

      (e) Except as set forth on SCHEDULE 5.23(E), none of the Material Documents prohibits the disclosure or publication by the Company or INCOM of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the Company from freely providing services or selling products to any other customer or potential customer of the Company, INCOM or any Other Founding Company.

      5.24 GOVERNMENT CONTRACTS. Except as set forth on SCHEDULE 5.24, the Company is not now a party to any governmental contract subject to price redetermination or renegotiation.

      5.25 ABSENCE OF CHANGES. (a) Since the Balance Sheet Date, except as set forth on SCHEDULE 5.25 or as otherwise contemplated hereby, there has not been:

            (i)   any Material Adverse Change in the Company;

            (ii) any damage, destruction or casualty loss (whether or not covered by insurance), alone or in the aggregate, which has caused a Material Adverse Effect on the
      Company;

            (iii) any change in the authorized capital of the Company or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

            (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company except for distributions that would have been permitted after the date hereof under Section 7.3(iii) hereof,

            (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its officers, directors, Stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

            (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, which has caused a Material Adverse Effect on the Company;

            (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including, without limitation, the Stockholders and their affiliates, except inventory sold or transferred in the Ordinary Course of Business;

            (viii)any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of any Stockholders or any Affiliate thereof;

            (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the material assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the Ordinary Course of Business;

            (xi) any waiver of any material rights or claims of the Company;

            (xii) any amendment or termination of any Material Document to which the
      Company is a party;

            (xiii)any transaction by the Company outside the Ordinary Course of Business;

            (xiv) any cancellation or termination of a material contract with a customer or client listed on SCHEDULE 5.15 prior to the scheduled termination date thereof; or

            (xv) any other distribution of property or assets by the Company other than in the Ordinary Course of Business, other than distributions of nonoperating assets specifically identified on SCHEDULE 5.25 and other than distributions of real estate and other assets as permitted by this Agreement (including Annex I and the Schedules hereto).

            (b) Except as set forth on SCHEDULE 5.25, the Company has not, between the Balance Sheet Date and the date hereof, taken any of the actions set forth in Section 7.3.

      5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The Company has delivered to INCOM an accurate schedule (which is set forth on SCHEDULE 5.26) as of the date of the Agreement of:

            (i) the name of each financial institution in which the Company has accounts or safe deposit boxes;

            (ii) the names in which the accounts or boxes are held;

            (iii) the type of account and account number; and

            (iv) the name of each person authorized to draw thereon or have access thereto.

SCHEDULE 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

      5.27 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the Company and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      5.28 RELATIONS WITH GOVERNMENTS. The Company has not given or offered anything of value to any governmental official, political party or candidate for government office nor has the Company, any Stockholder or any Affiliate taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

      5.29 DISCLOSURE. (a) This Agreement, including the Annexes and Schedules hereto, to the extent they relate to the Company and the Stockholders, the completed investor questionnaires furnished to INCOM by the Stockholders in connection herewith and the completed questionnaire related to the Hart-Scott Act furnished to INCOM by the Company, do not contain an untrue statement of a material fact concerning the Company or the Stockholders or omit to state a material fact concerning the Company or the Stockholders necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished in writing by INCOM.

      (b) The Company and the Stockholders acknowledge and agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur;
(ii) that neither INCOM or any of its officers, directors, agents or representatives nor any Underwriter shall have any liability to the Company, the Stockholders or any other person affiliated or associated with the Company for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all (other than as a result of a breach of this Agreement by INCOM); and (iii) that the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the proposed purchase and sale of the Company Stock, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to INCOM or the prospective IPO.

      5.30 NO WARRANTIES OR INSURANCE. Except for warranty liability under applicable law and under the warranties issued by the Company as described on
SCHEDULE 5.30, the Company has no liability to any person under any warranty and the Company does not offer or sell insurance or consumer protection plans or other arrangements that could result in the Company being required to make any payment to or perform any service for any person.

      5.31 INTEREST IN CUSTOMERS AND SUPPLIERS AND RELATED PARTY TRANSACTIONS. Except as described on SCHEDULE 5.31, no Stockholder, officer, director or Affiliate of the Company (i) owns, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of the Company, or (ii) is or will be a party to an agreement or relationship with the Company other than through a customary "at will" employment relationship.


      5.32 REGISTRATION STATEMENT. None of the information supplied or to be supplied by the Company in writing specifically for inclusion in the Registration Statement contained or, as of the Closing Date, will contain any untrue statement of a material fact concerning the Company or the Stockholders or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements contained in such information supplied or to be supplied by the Company concerning the Company or the Stockholders, in light of the circumstances under which they are made, not misleading. The Company shall have the right to review the Registration Statement and to review and approve in advance any statements made specifically about the Company or the Stockholders in the Registration Statement.

            (B) REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS.

            Each Stockholder severally represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement and, subject to Section 7.7 hereof, shall be true at the time of Closing and on the Consummation Date, and that the representations and warranties set forth in Section 5(B) shall survive the Consummation Date.

      5.33 AUTHORITY; OWNERSHIP. Such Stockholder has the full legal right, power and authority to enter into this Agreement, and this Agreement is a legal, valid and binding obligation of such Stockholder, enforceable against the Stockholder in accordance with its terms. Such Stockholder owns beneficially and of record all of the shares of the Company Stock identified on Annex I hereto as being owned by such Stockholder, and, such Company Stock is owned free and clear of all liens, encumbrances and claims of every kind.

      5.34 PREEMPTIVE RIGHTS. Such Stockholder does not have, or hereby waives, any preemptive or other right to acquire shares of Company Stock or INCOM Stock that such Stockholder has or may have had. Nothing herein, however, shall limit or restrict the rights of any Stockholder to acquire INCOM Stock pursuant to (i) this Agreement, (ii) any option granted or to be granted by INCOM, (iii) a purchase through a broker in a regular stock market transaction or (iv) a purchase from a stockholder of a Founding Company (subject to compliance with any contractual restrictions or securities law restrictions applicable thereto specified in Section 15 hereof).

      5.35 NO COMMITMENT TO DISPOSE OF INCOM STOCK. No Stockholder is under any binding commitment or contract to sell, exchange or otherwise dispose of shares of INCOM Stock received as described in Section 3.1.

6.    REPRESENTATIONS OF INCOM

      Except as otherwise qualified below, INCOM represents and warrants that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and, subject to Section 7.7 hereof, shall be true at the time of Closing and the Consummation Date, and that such representations and warranties shall survive the Consummation Date for a period of eighteen months (the last day of such period being the "Expiration Date"), except that
(i) solely for purposes of determining whether a claim for indemnification under
Section 11.2(iii) hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, any of the Stockholders actually incurs liability under the 1933 Act, the 1934 Act, or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes and (ii) the warranties and representations set forth in Sections 6.3,
6.11 and 6.15 shall survive until such time as the applicable statute of limitations period has run, which shall be deemed to be the Expiration Date for Sections 6.3, 6.11 and 6.15.

      INCOM acknowledges that in purchasing the shares of Company Stock, it is relying upon its own independent investigation as well as the representations and warranties of the Company and the Stockholders as set forth in this Agreement.

      6.1 DUE ORGANIZATION. INCOM is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to carry on its business as it is now being conducted and as contemplated by the Registration Statement. INCOM is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or authorization necessary, except where the failure to be so qualified or authorized to do business would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as proposed to be amended and as such documents shall be in effect as of the Closing Date, of INCOM (the "INCOM Charter Documents") are attached hereto in Annex II.

      6.2 AUTHORIZATION. (i) The officers of INCOM executing this Agreement have the authority to enter into and bind INCOM to the terms of this Agreement and
(ii) INCOM has the full legal right, power and authority to enter into this Agreement and consummate the transactions contemplated hereby. All corporate acts and other proceedings required to have been taken by INCOM to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. A copy of the resolutions adopted by the Board of Directors of INCOM, which approve this Agreement and the transactions contemplated hereby in all respects, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, is attached hereto in Annex II.

      6.3 CAPITAL STOCK OF INCOM. The authorized capital stock of INCOM is as set forth in Section 1.3(ii). Immediately prior to the Closing Date and the Consummation Date, all of the issued and outstanding shares of the capital stock of INCOM will be as set forth in the Registration Statement, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind other than any restrictions described in the Draft Registration Statement. All of the issued and outstanding shares of the capital stock of INCOM have been duly authorized and validly issued, are fully paid and nonassessable and such shares were offered, issued, sold and delivered by INCOM in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder of INCOM. Upon the Consummation Date, the authorized, issued and outstanding shares of capital stock of INCOM will be as set forth in the Registration Statement under the caption "Capitalization," and the aggregate number of shares of INCOM Stock issued and outstanding on the Consummation Date that are owned by persons and entities other than (i) the Stockholders of the Company, (ii) the stockholders of the Other Founding Companies and (iii) the persons or entities who purchased shares of INCOM Stock pursuant to the IPO (such persons and entities referred to in clauses (i) through (iii) referred to herein as the "Founding Company and Public Stockholders") will not be greater than the number of shares of INCOM Stock reflected in the Draft Registration Statement as the aggregate number of shares of INCOM Stock to be issued and outstanding and owned by persons and entities other than the Founding Company and Public Stockholders.

      6.4 TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING. Except for the Other Agreements and except as set forth in the Draft Registration Statement,
(i) no option, warrant, call, conversion right or commitment of any kind exists which obligates INCOM to issue any of its authorized but unissued capital stock; and (ii) INCOM has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. The outstanding options, warrants or other rights to acquire shares of the stock of INCOM will be as described in the Draft Registration Statement.

      6.5 SUBSIDIARIES. INCOM has no subsidiaries. INCOM does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and INCOM is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      6.6 FINANCIAL STATEMENTS. The financial statements of INCOM included in the Draft Registration Statement (the "INCOM Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted thereon), and the balance sheet included therein presents fairly the financial position of INCOM as of its date.

      6.7 LIABILITIES AND OBLIGATIONS. Except as set forth in the Draft Registration Statement, INCOM has no material liabilities or obligations of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business and consistent with past practices, liabilities or obligations set forth in or contemplated by this Agreement and the Other Agreements and except for fees incurred in connection with the transactions contemplated hereby and thereby.

      6.8 CONFORMITY WITH LAW; LITIGATION. INCOM is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and its stockholders and, there are no claims, actions, suits or proceedings, pending or, to the knowledge of INCOM, threatened against or affecting, INCOM, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. INCOM has conducted and is conducting its businesses in compliance in all material respects with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation, in any material respect, of any of the foregoing.

      6.9 NO VIOLATIONS. (a) INCOM is not in violation of any INCOM Charter Document. INCOM is not in default under any lease, instrument, agreement, license, or permit to which INCOM is a party or by which INCOM or any of its properties are bound (collectively, the "INCOM Documents").

      (b) The execution and delivery of this Agreement by INCOM do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of INCOM under any of the terms, conditions or provisions of (i) the INCOM Charter Documents, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to INCOM or any of its properties or assets, or (iii) any INCOM Document; provided that the representations and warranties specified in clause (ii) of this sentence (A) are based on information in the investor questionnaires and related purchaser representative questionnaires executed and delivered by the Stockholders of the Company and the stockholders of the Other Founding Companies, the representations and warranties of the Stockholders set forth in Section 16 hereof and the representations and warranties of the stockholders of the Other Founding Companies set forth in Section 16 of the Other Agreements and (B) are subject to the accuracy and completeness of the information contained in such investor questionnaires and related purchaser representative questionnaires and the truthfulness of such representations and warranties. The consummation by INCOM of the transactions contemplated hereby will not result in any material violation, conflict, breach, right of termination or acceleration or creation of liens under any of the terms, conditions or provisions of the items described in clauses (i) through (iii) of the preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (iii) above, to obtaining (prior to the Effective Time) (x) such approvals, consents or orders from the SEC, state blue sky authorities and authorities administering the Hart-Scott Act and (y) such other consents as may be required from commercial lenders, lessors or other third parties which are listed on SCHEDULE 6.9.

      (c) Except for (i) the filings with the SEC pursuant to the 1933 Act in connection with the IPO and the purchase and sale of the Company Stock, (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (iii) any filings required under the Hart-Scott Act in connection with the purchase and sale of the Company Stock or the capital stock of the Other Founding Companies, none of the INCOM Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to the consummation by INCOM of any of the transactions contemplated hereby in order to remain in full force and effect, and consummation by INCOM of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit; provided that the representations and warranties specified in clauses (i) and (ii) in this sentence (A) are based on information in the investor questionnaires and related purchaser representative questionnaires executed and delivered by the Stockholders of the Company and the stockholders of the Other Founding Companies, the representations and warranties of the Stockholders set forth in Section 16 hereof and the representations and warranties of the stockholders of the Other Founding Companies set forth in
Section 16 of the Other Agreements and (B) are subject to the accuracy and completeness of the information contained in such investor questionnaires and related purchaser representative questionnaires and the truthfulness of such representations and warranties.

      (d) Except for (i) the filings with the SEC pursuant to the 1933 Act in connection with the IPO and the purchase and sale of the Company Stock, (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (iii) any filings required under the Hart-Scott Act in connection with the purchase and sale of the Company Stock or the capital stock of the Other Founding Companies, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by INCOM or the consummation by INCOM of the transactions contemplated hereby; provided that the representations and warranties specified in clauses (i) and (ii) in this sentence (A) are based on information in the investor questionnaires and related purchaser representative questionnaires executed and delivered by the Stockholders of the Company and the stockholders of the Other Founding Companies, the representations and warranties of the Stockholders set forth in Section 16 hereof and the representations and warranties of the stockholders of the Other Founding Companies set forth in
Section 16 of the Other Agreements and (B) are subject to the accuracy and completeness of the information contained in such investor questionnaires and related purchaser representative questionnaires and the truthfulness of such representations and warranties.

      6.10 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by INCOM and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of INCOM and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of INCOM, enforceable against INCOM in accordance with its terms.

      6.11 INCOM STOCK. At the time of issuance thereof and delivery to the Stockholders, the INCOM Stock to be delivered to the Stockholders pursuant to this Agreement will constitute valid, duly authorized and legally issued shares of INCOM, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the INCOM Stock issued and outstanding as of the date hereof, other than the Restricted Common Stock. The INCOM Stock issued and delivered to the Stockholders shall at the time of such issuance and delivery be free and clear of any liens, claims or encumbrances of any kind or character. The offer and sale of the shares of INCOM Stock to be issued to the Stockholders pursuant to this Agreement are not required to be registered under the 1933 Act; provided that the representations and warranties specified in this sentence (A) are based on information in the investor questionnaires and related purchaser representative questionnaires executed and delivered by the Stockholders of the Company and the stockholders of the Other Founding Companies, the representations and warranties of the Stockholders set forth in Section 16 hereof and the representations and warranties of the stockholders of the Other Founding Companies set forth in
Section 16 of the Other Agreements and (B) are subject to the accuracy and completeness of the information contained in such investor questionnaires and related purchaser representative questionnaires and the truthfulness of such representations and warranties.

      6.12 NO SIDE AGREEMENTS. INCOM has not entered and will not enter into any agreement with any of the Founding Companies or any of the Stockholders of the Founding Companies other than the Other Agreements and the agreements referred to in the Other Agreements or the Draft Registration Statement. INCOM has not entered into any agreements providing for rights to register shares of INCOM Stock under the 1933 Act except as provided in Section 17 of this Agreement, in
Section 17 of the Other Agreements and the Exhibits to the Registration
Statement.

      6.13 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. INCOM was formed in March 1998 and has conducted only limited operations since that time. INCOM has conducted no material business since the date of its inception, except in connection with this Agreement, the Other Agreements and the IPO. Except as described in the Draft Registration Statement, INCOM does not own and has not at any time owned any real property or any material personal property and is not a party to any other material agreement other than the Other Agreements and the agreements referred to therein and to such agreements as will be filed as Exhibits to the Registration Statement.

      6.14 RELATIONS WITH GOVERNMENTS. INCOM has not given or offered anything of value to any government official, political party or candidate for government office nor has INCOM, any of its directors, officers or Affiliates has taken any action which would cause INCOM to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

      6.15 DISCLOSURE. The Draft Registration Statement delivered to the Company and the Stockholders does not as of the date hereof contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon, and in conformity with, information furnished to INCOM by the Company or the Stockholders in writing specifically for inclusion in the Registration Statement. The Registration Statement, when it becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and each prospectus included therein, on the date of filing thereof with the SEC and at the Closing Date and the Consummation Date, will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, information furnished to INCOM by the Company or the Stockholders in writing specifically for inclusion therein.

      6.16 OTHER AGREEMENTS. The Other Agreements have been duly authorized, executed and delivered by INCOM and constitute the legal, valid and binding obligation of INCOM enforceable against INCOM in accordance with their respective terms. The terms and conditions of the Other Agreements are identical in all material respects to the terms and conditions in this Agreement.

      6.17 REGISTRATION STATEMENT. The Draft Registration Statement complies, and on the date of each filing of the Registration Statement with the SEC the Registration Statement will comply, as to form in all material respects with the requirements of the Form S-1 Registration Statement and applicable requirements under Federal laws and regulations (except for the inclusion of all exhibits required to be filed therewith with respect to the Draft Registration Statement and the Registration Statement prior to its effective date), provided that the foregoing does not apply to any information that the Company and the Stockholders have furnished to INCOM in writing specifically for inclusion in the Registration Statement.

7.    COVENANTS PRIOR TO CLOSING

      7.1   ACCESS AND COOPERATION; DUE DILIGENCE; TRANSFER OF REAL ESTATE.

      (a) Between the date of this Agreement and the Consummation Date, the Company will afford to the officers and authorized representatives of INCOM reasonable access during normal business hours to all of the Company's sites, properties, books and records and will furnish INCOM with such additional financial and operating data and other information as to the business and properties of the Company as INCOM may from time to time reasonably request. The Company will cooperate with INCOM, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. INCOM, the Stockholders and the Company will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Company as confidential in accordance with the provisions of Section 14 hereof.

      (b) Between the date of this Agreement and the Consummation Date, INCOM will afford to the officers and authorized representatives of the Company access to all of INCOM's sites, properties, books and records and will furnish the Company with such additional financial and operating data and other information as to the business and properties of INCOM as the Company may from time to time reasonably request. INCOM will deliver to the Company copies of the Registration Statement and all amendments and supplements thereto (including all exhibits thereto) promptly after such documents are transmitted to the SEC. INCOM will cooperate with the Company, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this

Agreement. The Company will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14 hereof.

      (c) Except as set forth on SCHEDULE 7.1, any real property owned by the Company will be sold or distributed by the Company on terms mutually acceptable to INCOM and the Company and leased back by the Company on terms no less favorable to the Company than those available from an unaffiliated party and otherwise reasonably acceptable to INCOM at or prior to the Closing Date.

      7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Consummation Date, the Company will, except as set forth on
SCHEDULE 7.2:

            (i) carry on its respective businesses in the Ordinary Course of Business and not introduce any material new method of management, operation or accounting;

            (ii) use all commercially reasonable efforts to maintain its respective properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear, depreciation and insured losses excepted;

            (iii) perform in all material respects all of its respective obligations under all Material Documents relating to or affecting its respective assets, properties or rights;

            (iv) use its commercially reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

            (v) use its commercially reasonable efforts to maintain and preserve its business organization intact, retain its respective present key employees and maintain its respective relationships with suppliers, customers and others having business relations with the Company;

            (vi) use its commercially reasonable efforts to maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

            (vii) maintain present debt and lease instruments in accordance with their terms and not enter into new or amended debt or lease instruments without the knowledge and consent of INCOM (which consent shall not be unreasonably withheld), provided that debt and/or lease instruments may be replaced without the consent of INCOM if such replacement instruments are on terms at least as favorable to the Company as the instruments being replaced;

            (viii)maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices; and

            (ix) maintain the Company's working capital at a level equal to or above the minimum level of working capital required to be maintained as described in Annex I hereto.

      7.3 PROHIBITED ACTIVITIES. Except as disclosed on SCHEDULE 7.3, between the date hereof and the Consummation Date, the Company will not, without prior written consent of INCOM:

            (i)   make any change in its Charter Documents;

            (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed in SCHEDULE 5.4;

            (iii) except as permitted pursuant to the terms and conditions for distributions described in Annex I, declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

            (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the Ordinary Course of Business or involves an amount not in excess of three percent (3%) of the Company's gross revenues for fiscal 1997;

            (v) create or assume any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of three percent (3%) of the Company's gross revenues for fiscal 1997 necessary or desirable for the conduct of the businesses of the Company, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the Ordinary Course of Business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on SCHEDULE 5.10 and/or SCHEDULE 5.15 hereto;

            (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the Ordinary Course of Business and other than distributions of real estate and other assets as permitted in this Agreement (including Annex I and the Schedules hereto);

            (vii) negotiate for the acquisition of any business or the start-up of any new business;

            (viii)merge or consolidate or agree to merge or consolidate with or into any other corporation;

            (ix) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills and accounts in the course of good faith disputes with customers in a manner consistent with past practice;

            (x) amend, other than in the Ordinary Course of Business, or terminate any Material Document; or

            (xi) enter into any other material transaction outside the Ordinary Course of Business or any transaction prohibited hereunder.

      7.4 NO SHOP. None of the Stockholders, the Company, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

            (i) solicit or initiate the submission of proposals or offers from any person for,

            (ii)  participate in any discussions pertaining to, or

            (iii) furnish any information to any person other than INCOM or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company.

      7.5 AGREEMENTS. Except as disclosed on SCHEDULE 7.5, the Stockholders and the Company shall terminate (i) any stockholders agreements, voting agreements, voting trusts, agreements providing for the grant by the Company of any options, or warrants, and any employment agreements between the Company and any employee listed on SCHEDULE 8.11 hereto and (ii) except as otherwise provided in this Agreement, any existing agreement between the Company and any Stockholder, on or prior to the Consummation Date provided that nothing herein shall prohibit or prevent the Company from paying (either prior to or on the Closing Date) notes or other obligations from the Company to the Stockholders in accordance with the terms thereof, which terms have been disclosed to INCOM. Such termination agreements are listed on SCHEDULE 7.5 and copies thereof shall be attached thereto.

      7.6 NOTIFICATION OF CERTAIN MATTERS. The Stockholders and the Company shall give prompt notice to INCOM upon obtaining knowledge of (i) the occurrence or non-occurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of the Company or the Stockholders contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. INCOM shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of INCOM contained herein to be untrue or inaccurate in any material respect at or prior to the Closing, (ii) any material failure of INCOM to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (iii) any termination of any Other Agreement for any reason; and (iv) the issuance by the SEC or any state securities regulatory authority of any issuance of or threatened issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Registration Statement for sale in any jurisdiction. If, during the period of time during which a prospectus is required to be delivered in connection with the IPO, the Company or the Stockholders become aware of any fact or circumstance which would affect the accuracy of a representation or warranty of the Company or Stockholders in this Agreement in any material respect, the Company and the Stockholders shall immediately give notice of such fact or circumstance to INCOM. However, subject to the provisions of Section 7.7, such notification shall not relieve either the Company or the Stockholders of their respective obligations under this Agreement. The delivery of any notice pursuant to this Section 7.6 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.7, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      7.7 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until 24 hours prior to the anticipated effectiveness of the Registration Statement under the 1933 Act to notify INCOM with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules or which may have been omitted from the Schedules previously provided by such party; provided however, that notice of any matter that would have been required to be set forth or described in any of SCHEDULE 5.10, SCHEDULE 5.11, SCHEDULE 5.14 and SCHEDULE 5.15 shall only be required to be given at the Closing Date, unless such matter reflects an event occurring other than in the Ordinary Course of Business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the Company may be made unless INCOM consents to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by INCOM may be made unless the Stockholders consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto, as amended or supplemented with the consent of INCOM or the Stockholders, as the case may be, as provided above, shall be deemed to be the Schedules to this Agreement. No amendment of or supplement to a Schedule shall be made later than 24 hours prior to the anticipated effectiveness of the Registration Statement. INCOM shall provide the Company at least 48 hours advance written notice of the anticipated effectiveness of the Registration Statement under the 1933 Act.

      7.8 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The Company and the Stockholders shall furnish or cause to be furnished to INCOM and the Underwriters all of the information concerning the Company and the Stockholders requested by INCOM or the Underwriters for inclusion in, and will cooperate with INCOM and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with GAAP, in form suitable for inclusion in the Registration Statement). INCOM shall pay the fees and expenses of Arthur Andersen LLP related to the audit of the Company's financial statements and the rendering of any "comfort letter" related to the IPO. The parties hereto agree that the disclosure of information with respect to the Company and its Stockholders in the Registration Statement and while marketing the securities of INCOM in the IPO shall not be a violation of any confidentiality agreement, including Section 14 of this Agreement, among the parties hereto or their officers or stockholders. The Company and the Stockholders agree promptly to advise INCOM if, at any time during the period in which a prospectus relating to the IPO is required to be delivered under the 1933 Act, they discover that any information contained in the prospectus concerning the Company or the Stockholders becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy.

      7.9 FINAL FINANCIAL STATEMENTS. The Company shall provide at least 10 days prior to the Closing Date the unaudited consolidated balance sheets of the Company as of the end of each fiscal quarter following the Balance Sheet Date that ends at least 35 days prior to the Closing Date, and the unaudited consolidated statement of income, cash flows and retained earnings of the Company for each fiscal quarter ended after the Balance Sheet Date provided that such quarter ends at least 35 days prior to the Closing Date, disclosing no Material Adverse Change in the Company or change which would cause a Material Adverse Effect with respect to the Company, except for the transactions permitted pursuant to the terms and conditions for distributions described in Annex I. Such financial statements shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except for normal recurring year-end audit adjustments, the absence of certain footnote disclosures and otherwise as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of the Company for the periods indicated therein.

      7.10 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or appropriate to carry out the transactions contemplated hereby and to cause the conditions to the Closing Date and the Consummation Date to be satisfied as promptly as practicable.

      7.11 AUTHORIZED CAPITAL. Prior to the Consummation Date, INCOM shall maintain its authorized capital stock as set forth in the Draft Registration Statement except for stock splits, such changes in authorized capital stock as are made to respond to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to register the INCOM Stock and any changes necessary or advisable in order to permit the delivery of the opinion contemplated by Section 8.12 hereof.

      7.12 COMPLIANCE WITH THE HART-SCOTT ACT. All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott Act, (ii) such compliance by the Stockholders and the Company shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 9 of this Agreement, and such compliance by INCOM shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 8 of this Agreement, and (iii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott Act to be made. If filings under the Hart-Scott Act are required, the costs and expenses thereof (including filing fees) shall be borne by INCOM. The obligation of each party to consummate the transactions contemplated by this Agreement is subject to the expiration or termination of the waiting period under the Hart-Scott Act, if applicable.

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND
      COMPANY

      The obligations of the Stockholders and the Company with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions, except Section 8.9. The obligations of the Stockholders and the Company with respect to actions to be taken on the Consummation Date are subject to the satisfaction or waiver on or prior to the Consummation Date of the condition set forth in Sections 8.1, 8.4 and 8.9. As of the Closing Date or as of the Consummation Date, if any such applicable conditions have not been satisfied, any one or more of the Stockholders who would be entitled to receive a majority of the shares of INCOM Stock specified in Annex I to this Agreement if the transactions contemplated hereby were consummated shall have the right to waive any condition not so satisfied. Any act or action of the Stockholders in consummating the Closing or delivering the certificates representing Company Stock as of the Consummation Date shall constitute a waiver of any conditions not so satisfied. However, no such waiver shall be deemed to affect the survival of the representations and warranties of INCOM contained in Section 6 hereof.

      8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of INCOM contained in Section 6 shall be true and correct in all material respects as of the Closing Date and the Consummation Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by INCOM on or before the Closing Date and the

Consummation Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date and the Consummation Date, respectively, and signed by the President or any Vice President of INCOM shall have been delivered to the Stockholders.

      8.2 SATISFACTION. All actions, proceedings, instruments and documents that are not within the control of the Company or the Stockholders and that are required to carry out this Agreement or incidental hereto shall be reasonably satisfactory to the Company and its counsel. The Stockholders and the Company shall be satisfied based on information then known to them that the Registration Statement and the prospectus forming a part thereof, including any amendments thereof or supplements thereto, shall not as they relate to the Company or the Stockholders contain any untrue statement of a material fact, or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the condition contained in this sentence shall be deemed satisfied if the Company or Stockholders shall have failed to inform INCOM in writing prior to the effectiveness of the Registration Statement of the existence of an untrue statement of a material fact or the omission of such a statement of a material fact.

      8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Company Stock or the IPO.

      8.4 OPINION OF COUNSEL. The Company shall have received opinions from counsel for INCOM, dated the Closing Date and the Consummation Date, in the form annexed hereto as Annex III.

      8.5 REGISTRATION STATEMENT; MINIMUM VALUE. The Registration Statement shall have been declared effective by the SEC and not subject to any stop order proceedings and the underwriters named therein shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement or agreements, on terms such that the aggregate value of the cash and the number of shares of INCOM Stock to be received by the Stockholders is not less than the Minimum Value set forth on Annex I.

      8.6 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties listed on SCHEDULE 6.9 shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Company Stock and no governmental agency or body shall have taken any other action or made any request of Company as a result of which Company deems it inadvisable to proceed with the transactions hereunder.

      8.7 GOOD STANDING CERTIFICATES. INCOM shall have delivered to the Company a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which INCOM is authorized to do business, showing that INCOM is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for INCOM for all periods prior to the Closing have been filed and paid.

      8.8 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred which would constitute a Material Adverse Change with respect to INCOM from the date of the Draft Registration Statement, and no change in the disclosures in the Draft Registration Statement shall have been made in the Registration Statement which reflects a Material Adverse Effect with respect to INCOM.

      8.9 CLOSING OF IPO. The closing of the sale of the INCOM Stock to the Underwriters in the IPO shall have occurred simultaneously with the Consummation Date hereunder.

      8.10 SECRETARY'S CERTIFICATE. The Company shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of INCOM, certifying the truth and correctness of attached copies of INCOM's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and, if required, the stockholders of INCOM approving INCOM's entering into this Agreement and the consummation of the transactions contemplated hereby.

      8.11 EMPLOYMENT AGREEMENTS. Each of the persons listed on SCHEDULE 8.11 shall have entered into an employment agreement substantially in the form of Annex V hereto.

      8.12 TAX MATTERS. The Stockholders shall have received an opinion of Arthur Andersen LLP, in substantially the form of Annex VI hereto, that the INCOM Plan of Organization will qualify as a tax-free transfer of property under
Section 351 of the Code and that the Stockholders will not recognize gain to the extent the Stockholders exchange Company Stock for INCOM Stock (but not cash or other property) pursuant to this Agreement in connection with the INCOM Plan of Organization.

      8.13 OTHER FOUNDING COMPANIES. If the transactions contemplated by the Other Agreements with any of the Founding Companies are not consummated for any reason and as a result (i) INCOM is unable to list the INCOM Stock on the New York Stock Exchange, subject to official notice of issuance, on or prior to the Closing Date, or (ii) the combined revenue of the Founding Companies for which the transactions contemplated by this Agreement and the Other Agreements are consummated is not less than $170 million based on the most recently completed fiscal years for such Founding Companies, the Company may terminate this Agreement and all previously delivered stock certificates representing Company Stock shall be returned to the Stockholders.

      8.14 COMPANY RELEASE OF STOCKHOLDERS. The Company shall have delivered to the Stockholders an instrument dated the Closing Date, in form reasonably satisfactory to INCOM and the Stockholders, which shall be effective only upon the occurrence of the Consummation Date releasing the Stockholders from (i) any and all claims of the Company against the Stockholders and (ii) obligations of the Stockholders to the Company, except for (x) items specifically identified on
SCHEDULE 5.10 and SCHEDULE 5.15 as being claims of or obligations to the Company and (y) continuing obligations to the Company relating to their employment by the Company pursuant to any employment agreement entered into pursuant to
Section 8.11 hereof. In the event that the Consummation Date does not occur, then the release instrument referenced herein shall be void and of no further force or effect.

      8.15 STERLING CITY CAPITAL TRANSFER RESTRICTIONS. Sterling City Capital, LLC and each of its Affiliates which owns INCOM Stock shall have entered into an agreement with INCOM containing substantially the same terms and conditions as are contained in Section 15 and Section 17.

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF INCOM

      The obligations of INCOM with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions, except Section 9.12. The obligations of INCOM with respect to actions to be taken on the Consummation Date are subject to the satisfaction or waiver on or prior to the Consummation Date of the conditions set forth in Sections 9.1, 9.4, 9.7 and 9.12. As of the Closing Date or, with respect to the conditions set forth in Sections 9.1, 9.4,
9.7 and 9.12, as of the Consummation Date, if any such conditions have not been satisfied, INCOM shall have the right to terminate this Agreement, or waive any such condition, but no such waiver shall be deemed to affect the survival of the representations and warranties contained in Section 5 hereof.

      9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE AND OBLIGATIONS. All the representations and warranties of the Stockholders and the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Consummation Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Stockholders and the Company on or before the Closing Date or the Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects; and the Stockholders shall have delivered to INCOM certificates dated the Closing Date and the Consummation Date, respectively, and signed by them to such effect.

      9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Company Stock or the IPO.

      9.3 SECRETARY'S CERTIFICATE. INCOM shall have received a certificate, dated the Closing Date and signed by the secretary of the Company, certifying the truth and correctness of attached copies of the Company's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and the Stockholders approving the Company's entering into this Agreement and the consummation of the transactions contemplated hereby.

      9.4 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to the Company which would constitute a Material Adverse Effect, and the Company shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which loss or damage materially affects or impairs the ability of the Company to conduct its business.

      9.5 STOCKHOLDERS' RELEASE. The Stockholders shall have delivered to INCOM an instrument dated the Closing Date which shall be effective only upon the occurrence of the Consummation Date releasing the Company and INCOM from (i) any and all claims of the Stockholders against the Company and INCOM and (ii) obligations of the Company and INCOM to the Stockholders, except for (A) items specifically identified on SCHEDULE 5.31 as being claims of or obligations to the Stockholders, (B) continuing obligations to Stockholders relating to their employment by the Company, (C) obligations arising under this Agreement or the transactions contemplated hereby and (D) claims of Stockholders against the Company for unreimbursed business expenses incurred by the Stockholders on behalf of the Company (other than expenses related to the transactions contemplated by this Agreement) or unreimbursed medical expenses of the Stockholders covered by the Company's existing health insurance coverage.
 In the event that
the Consummation Date does not occur, then the release instrument referenced herein shall be void and of no further force or effect.

      9.6 TERMINATION OF RELATED PARTY AGREEMENTS. Except as set forth on
SCHEDULE 5.31, all existing agreements between the Company and the Stockholders (and between the Company and entities controlled by the Stockholders) shall have been canceled effective prior to or as of the Consummation Date.

      9.7 OPINION OF COUNSEL. INCOM shall have received opinions from counsel to the Company and the Stockholders, dated the Closing Date and the Consummation Date, substantially in the form annexed hereto as Annex IV.

      9.8 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties listed on SCHEDULE 5.23 shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Company Stock and no governmental agency or body shall have taken any other action or made any request of INCOM as a result of which INCOM deems it inadvisable to proceed with the transactions hereunder.

      9.9 GOOD STANDING CERTIFICATES. The Company shall have delivered to INCOM a certificate, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in the Company's state of incorporation and, unless waived by INCOM, in each state in which the Company is authorized to do business, showing the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the Closing have been filed and paid.

      9.10 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

      9.11 EMPLOYMENT AGREEMENTS. Each of the persons listed on SCHEDULE 8.11 shall enter into an employment agreement substantially in the form of Annex V hereto.

      9.12 CLOSING OF IPO. The closing of the sale of the INCOM Stock to the Underwriters in the IPO shall have occurred simultaneously with the Consummation Date hereunder.

      9.13 FIRPTA CERTIFICATE. Each Stockholder shall have delivered to INCOM a certificate to the effect that he is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

      9.14 RESIGNATIONS OF DIRECTORS AND OFFICERS. Any directors of the Company, other than those identified on SCHEDULE 2.1, shall have resigned as directors of the Company. Any officers of the Company, other than those identified on
SCHEDULE 2.2, shall have resigned as officers of the Company.

10.   COVENANTS OF INCOM AND THE STOCKHOLDERS AFTER CLOSING

      10.1 RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS. INCOM shall use reasonable efforts to have the Stockholders released from any and all guarantees of the Company's indebtedness, including bond obligations, identified on SCHEDULE 10.1. Prior to obtaining the release of such guarantees, INCOM shall provide its guarantee of such indebtedness to the lenders thereof. In the event that INCOM cannot obtain such releases from the lenders of any such guaranteed indebtedness identified on SCHEDULE 10.1 on or prior to 90 days subsequent to the Consummation Date, INCOM shall promptly pay off or otherwise refinance or retire such indebtedness such that the Stockholders' personal liability shall be released. INCOM will indemnify the Stockholders against any loss or damage suffered as a result of the personal guarantees.

      10.2 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement or the Registration Statement, after the Consummation Date, INCOM shall not and shall not permit any of its Subsidiaries to undertake any act that would jeopardize the tax-free status of the exchange of Company Stock for INCOM Stock (but not cash or other property), including without limitation:

            (a) the retirement or reacquisition, directly or indirectly, of all or part of the INCOM Stock issued in connection with the transactions contemplated hereby; or

            (b) the entering into of financial arrangements for the benefit of the Stockholders other than as described in the Registration Statement or as described in this
Agreement.

      10.3  PREPARATION AND FILING OF TAX RETURNS.

            (i) The Company, if possible, or otherwise the Stockholders shall file or cause to be filed all income Tax Returns (federal, state, local or otherwise) of any Acquired Party for all taxable periods that end on or before the Consummation Date, and shall permit INCOM to review all such Tax Returns prior to such filings. Unless the Company is a C corporation, the Stockholders shall pay or cause to be paid all income Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the Company Financial Statements) shown by such Returns to be due. [The preceding sentence will be modified for Beta to insert the word "federal" before the words "Tax Liabilities" due to the peculiarities of the Washington D.C. tax system with respect to S corporations.]

            (ii) INCOM shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Consummation Date.

            (iii) Unless required by applicable law, regulations or government proceedings, INCOM shall not take any action, including any amendment of a Tax Return of any Acquired Party, if such action would result in additional Tax liabilities payable by any of the Stockholders for periods ending on or prior to the Consummation Date.

            (iv) Each party hereto shall, and shall cause its subsidiaries and Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

            (v) Each of the Company, INCOM and each Stockholder shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a tax-free contribution under
      Section 351(a) of the Code subject to gain, if any, recognized on the receipt of cash or other property under
      Section 351(b) of the Code.

      10.4 DIRECTORS. The persons named in the Draft Registration Statement shall be appointed as directors and elected as officers of INCOM, as and to the extent set forth in the Draft Registration
Statement, promptly following the Consummation Date.

      10.5 [DISTRIBUTIONS FROM INSURANCE COMPANY] [FOR SUTTER ONLY]. Following the Consummation Date, the Company shall promptly pay to the Stockholders, on a pro rata basis based on the aggregate consideration payable to each Stockholder pursuant to this Agreement as specified in Annex I hereto, any proceeds received by the Company from , a corporation (the "Insurance Company"), as distributions in respect of the Company's equity interest in the Insurance Company.

11.   INDEMNIFICATION

      The Stockholders and INCOM each make the following covenants that are applicable to them, respectively:

      11.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless INCOM and the Company at all times, from and after the date of this Agreement until the Expiration Date (as defined in the introductory paragraph to Section 5(A)), provided that for purposes of Section 11.1(iii) below, the Expiration Date shall be the date on which the applicable statute of limitations expires), from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by INCOM or the Company as a result of or arising from
(i) any breach of the representations and warranties of the Stockholders or the Company set forth herein or on the schedules attached hereto or certificates delivered pursuant to this Agreement, (ii) any breach of any agreement on the part of the Stockholders or the Company under this Agreement, (iii) [[for Sutter Stock Purchase Agreement ONLY] the Company's obligations to make any payment to
(A) the Insurance Company, (B) any holder of an insurance policy issued by the Insurance Company, (C) any party to an agreement between the Company and such party pursuant to which the Company is obligated to make indemnity, contribution or similar payments related to the Insurance Company, (D) any other owner of an equity interest in the Insurance Company or (E) any lender to the Insurance Company or (iv)] any liability under the 1933 Act, the 1934 Act or other Federal or state securities law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating solely to the Company or the Stockholders which was based upon information provided to INCOM or its counsel in writing by the Company or the Stockholders specifically for inclusion in the Registration Statement and is contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Company or the Stockholders required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of INCOM or the Company to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the Stockholders provided, in writing, corrected information to INCOM counsel and to INCOM for inclusion in the final prospectus, and such information was not so included or properly delivered, and provided further, that no Stockholder shall be liable for any indemnification obligation pursuant to this Section 11.1 to the extent solely attributable to a breach of any representation, warranty or agreement made herein individually by any other Stockholder.

      INCOM acknowledges and agrees that other than the representations and warranties of the Company or the Stockholders specifically contained in this Agreement, there are no representations or warranties of the Company or the Stockholders, either express or implied, with respect to the transactions contemplated by this Agreement, the Company or its assets, liabilities and business.

      INCOM further acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated in this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 11. INCOM hereby waives to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it or any indemnified person may have against the Company or any Stockholder relating to this Agreement or the transactions arising under or based upon any Federal, state, local or foreign statute, law, rule, regulation or otherwise.

      11.2 INDEMNIFICATION BY INCOM. INCOM covenants and agrees that it will indemnify, defend, protect and hold harmless the Stockholders at all times from and after the date of this Agreement until the Expiration Date (as defined in the introductory paragraph of Section 6), from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the Stockholders as a result of or arising from (i) any breach by INCOM of its representations and warranties set forth herein or on the schedules attached hereto or certificates delivered pursuant to this Agreement, (ii) any breach of any agreement on the part of INCOM under this Agreement; or (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state securities law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent such is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made therein in reliance upon, and in conformity with, the representations and warranties of the Company or the Stockholders specifically contained in this Agreement or other information furnished to INCOM by the Company or the Stockholders in writing specifically for inclusion therein.

11.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel reasonably satisfactory to the Indemnified Party, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest or a conflict of interest is reasonably likely to arise that prevents counsel for the Indemnifying Party from representing such Indemnified Party, Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. Upon agreement as to such settlement between said Third Person and the Indemnifying Party, the Indemnifying Party shall, in exchange for a complete release from the Indemnified Party, promptly pay to the Indemnified Party the amount agreed to in such settlement. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall pay the Indemnified Party for the settlement amount and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying

Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. With respect to any account, note or other receivable as to which the Stockholders have paid in full any indemnification obligation pursuant to this Section 11 as a result of a breach of the representation and warranty made pursuant to Section 5.11 or as to which a claim in respect thereof has been asserted pursuant to this Section 11 that has been applied against the Indemnification Threshold with respect to the Stockholders as a result of a breach of the representation and warranty made pursuant to Section 5.11, INCOM shall cause the Company to assign such account, note or other receivable to the Stockholders. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

      11.4 EXCLUSIVE REMEDY. The indemnification provided for in this Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party to this Agreement with respect to any provision of this Agreement, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement. Any indemnity payment under this Section 11 shall be treated as an adjustment to the exchange consideration for Tax purposes unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnified Party or any of its Affiliate causes any such payment not to be treated as an adjustment to the exchange consideration for U.S. Federal income Tax purposes.

      11.5 LIMITATIONS ON INDEMNIFICATION. (a) INCOM and the Company shall not assert any claim for indemnification under this Section 11 against the Stockholders until such time as, and solely to the extent that, the aggregate of all claims which INCOM and the Company may have against the Stockholders shall exceed the greater of (a) 3.0% of the sum of (i) the cash paid to the Stockholders pursuant to Section 1.2 plus (ii) the value of the INCOM Stock delivered to the Stockholders pursuant to Section 1.2 (calculated as provided in this Section 11.5), or (b) $50,000 (the "Indemnification Threshold"). Stockholders shall not assert any claim for indemnification hereunder against INCOM until such time as, and solely to the extent that, the aggregate of all claims which Stockholders may have against INCOM shall exceed $50,000; provided, however, that this sentence shall not be applicable with respect of any failure by INCOM (i) to pay the purchase price specified in Annex I hereto on the Consummation Date upon the satisfaction, or waiver by INCOM, of all conditions to the occurrence of the Consummation Date specified in Section 9 or (ii) comply with its obligations pursuant to Section 10.1. After the $50,000 threshold for INCOM and the Company (subject to the proviso in the preceding sentence) or the Indemnification Threshold for a Stockholder has been met, all claims must be made in $10,000 increments, which claims may be cumulated in order to meet such $10,000 thresholds. For purposes of this paragraph, the INCOM Stock delivered to the Stockholders shall be valued at the initial public offering price to the public as set forth in the Registration Statement.

      (b) No person shall be entitled to indemnification under this Section 11 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement. No claim for indemnification against the Stockholders shall limit, diminish or change any obligation of INCOM pursuant to Section 10.1 hereof.

      (c) Notwithstanding any other term of this Agreement, no Stockholder shall be liable under this Section 11 for an amount which exceeds eighty-five percent (85%) of the amount of proceeds received by such Stockholder (valued as of the Consummation Date) in connection with the purchase and sale of the Company Stock. For purposes of this paragraph, the INCOM Stock shall be valued at the initial public offering price to the public as set forth in the Registration Statement.

      (d) A Stockholder may pay any indemnification obligation under Section 11 by means of the payment of cash or a combination of the payment of cash and the delivery to INCOM of shares of INCOM Stock; provided that the percentage of the indemnification obligation satisfied by means of the delivery of shares of INCOM Stock does not exceed the percentage of INCOM Stock comprising the total consideration paid to such Stockholder by INCOM to such Stockholder pursuant to Annex I. For the purpose of crediting Stockholders for payments made to INCOM by means of delivery of shares of INCOM Stock, the INCOM Stock shall be valued at the initial public offering price to the public as set forth in the Registration Statement.

      (e) In determining the amount of any loss, liability or expense for which any party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any correlative insurance proceeds or other third party indemnity or reimbursement proceeds realized or to be realized by such party (or, in the case of INCOM, by INCOM, the Company or any subsidiary of INCOM or the Company) and such correlative insurance proceeds or other third party indemnity or reimbursement proceeds shall be net of any insurance premium or other incremental cost or expense owed or payable to any third party which becomes due as a result of such claim. INCOM shall use commercially reasonable efforts to pursue any available insurance coverage or other rights of indemnity or reimbursement from third parties with respect to any such loss, liability or expense.

12.   TERMINATION OF AGREEMENT

      12.1 TERMINATION. This Agreement may be terminated at any time prior to the Consummation Date solely:

            (i)   by mutual consent of INCOM and the Stockholders;

            (ii) by the Stockholders, if the transactions contemplated by this Agreement to take place at the Consummation Date shall not have been consummated by December 31, 1998, unless the failure of such transactions to be consummated is due to a breach of this Agreement by the Company or the Stockholders prior to or on the Consummation Date;

            (iii) by INCOM, if the transactions contemplated by this Agreement to take place at the Consummation Date shall not have been consummated by December 31, 1998, unless the failure of such transactions to be consummated is due to a breach of this Agreement by INCOM prior to or on the Consummation Date;

            (iv) by the Stockholders, if a material breach or default shall be made by INCOM in the observance or in the due and timely performance of any of the covenants or agreements contained herein relating to INCOM, and the curing of such default shall not have been made (or in the reasonable judgment of the Stockholders cannot be made) on or before the Consummation Date;

            (v) by INCOM, if a material breach or default shall be made by the Company or the Stockholders in the observance or in the due and timely performance of any of the covenants or agreements contained herein relating to the Company or the Stockholders, and the curing of such default shall not have been made (or in the reasonable judgment of INCOM cannot be made) on or before the Consummation Date;

            (vi) by the Stockholders, if the conditions set forth in Section 8 hereof have not been satisfied or waived as of the Closing Date or the Consummation Date, as applicable;

            (vii) by INCOM, if the conditions set forth in Section 9 hereof have not been satisfied or waived as of the Closing Date or the Consummation Date, as applicable; or

            (viii)by either INCOM or the Stockholders if the Consummation Date does not occur within ten (10) days after the Closing.

      12.2 PROCEDURE AND EFFECT OF TERMINATION. A determination to terminate this Agreement by INCOM pursuant to Section 12.1 shall be valid and effective only if a written notice of termination, accompanied by a certified copy of resolutions of the board of directors of INCOM that evidence the authorization of the officer of INCOM to deliver a written notice of termination of this Agreement pursuant to Section 12.1, is given to the Stockholders in the manner specified for notices in this Agreement. A determination to terminate this Agreement by the Stockholders pursuant to Section 12.1 shall be valid and effective only if a written notice of termination, signed by Stockholders who would be entitled to receive a majority of the shares of INCOM Stock specified on Annex I to this Agreement if the transactions contemplated hereby were consummated, is given to the Company in the manner specified for notices in this Agreement. Upon the giving of notice of termination of this Agreement pursuant to Section 12.1 as specified in the preceding sentence, this Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. Immediately upon any such termination, INCOM shall deliver written notice of such termination to the Other Founding Companies. Upon any termination of this Agreement after the Closing Date, INCOM shall immediately deliver to the Stockholders all certificates representing the Company Stock owned by them and delivered to INCOM at the Closing, together with all accompanying stock powers or other instruments of transfer, free and clear of all liens, encumbrances and claims of every kind. If this Agreement is terminated as provided in this Section 12, no party hereto shall have any liability or further obligation hereunder to any other party, except as provided in Section 14.3 and
Section 18.6, provided that the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses that occurred prior to such termination.

13.   NONCOMPETITION

      13.1 PROHIBITED ACTIVITIES. The Stockholders will not, without the prior written consent of INCOM, for a period of two (2) years following the Consummation Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

            (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, whether paid or unpaid, in any roofing services business or operation or related services business in direct competition with INCOM or any of the subsidiaries thereof, within 100 miles of where the Company or any of its subsidiaries conducted business within two (2) years prior to the Consummation Date (the "Territory");

            (ii) call upon any person who is, at the Consummation Date, within the Territory, an employee of INCOM or any subsidiary thereof for the purpose or with the intent of enticing such employee away from or out of the employ of INCOM or any subsidiary thereof;

            (iii) call upon any person or entity which is, at the Consummation Date, or which has been within three (3) years prior to the Consummation Date, a customer of INCOM or any subsidiary thereof, of the Company or of any of the Other Founding Companies for the purpose of soliciting or selling roofing or related services in direct competition with INCOM within the Territory;

            (iv) call upon any prospective acquisition candidate, on any Stockholder's own behalf or on behalf of any competitor in the roofing services business, which candidate, to the actual knowledge of such Stockholder after due inquiry, was called upon by INCOM or any subsidiary thereof or for which, to the actual knowledge of such Stockholder after due inquiry, INCOM or any subsidiary thereof made an acquisition analysis, for the purpose of acquiring such entity; or

            (v) disclose to any person, firm, partnership, corporation or business the names or identities of any person, firm, partnership, corporation or business which has been a customer of the Company or any of its subsidiaries within the two (2) years prior to the

      Consummation Date for any reason or purpose whatsoever except to the extent that the Company has in the past disclosed such information to the public for valid business reasons; or

            (vi) testify as an expert witness in roofing matters for an adverse party to INCOM, the Company or any Other Founding Companies in litigation.

      Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Stockholder from acquiring as a passive investment (i) not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange, the NASDAQ Stock Market or over-the-counter, or (ii) not more than five percent (5%) of the capital stock of a competing business whose stock is not publicly traded if the Board of Directors of INCOM consents to such acquisition. In addition, the foregoing covenant shall not be deemed to prohibit activities, directly or indirectly, related to (i) owning, leasing, developing or selling real estate or (ii) general construction activities unrelated to roofing and waterproofing construction activities.

      13.2 DAMAGES. Because of the difficulty of measuring economic losses to INCOM as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to INCOM for which it would have no other adequate remedy, each Stockholder agrees that the foregoing covenant may be enforced by INCOM in the event of breach by such Stockholder, by injunctions and restraining orders.

      13.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the Stockholders in light of the activities and business of INCOM and the subsidiaries thereof on the date of the execution of this Agreement and the current plans of INCOM as described in the Draft Registration Statement.

      13.4 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

      13.5 INDEPENDENT COVENANT. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against INCOM or any subsidiary thereof, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by INCOM of such covenants. It is specifically agreed that the period of two (2) years stated at the beginning of this Section 13, during which the agreements and covenants of each Stockholder made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which such Stockholder is found to be in violation of any provision of this Section 13 as determined by any of (i) a written agreement to such effect executed and delivered by INCOM and

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
such Stockholder, (ii) a determination by an arbitration panel pursuant to an arbitration conducted pursuant to Section 18.16 hereof or (iii) a non-appealable judgment of a court of competent jurisdiction. The covenants contained in
Section 13 shall not be affected by any breach of any other provision hereof by any party hereto. The covenants contained in Section 13 shall have no effect if the transactions contemplated by this Agreement are not consummated.

      13.6 MATERIALITY. The Company and the Stockholders hereby agree that the covenants contained in this Section 13 are a material and substantial part of this transaction.

14.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      14.1 STOCKHOLDERS. The Stockholders recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company, the Other Founding Companies, and/or INCOM, such as operational policies, customer lists, and pricing and cost policies that are valuable, special and unique assets of the Company's, the Other Founding Companies' and/or INCOM's respective businesses. The Stockholders agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of INCOM, (b) following the Closing, such information may be disclosed by the Stockholders as is required in the course of performing their duties for INCOM or the Company and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such information becomes known to the public generally through no fault of the Stockholders, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the Stockholders shall, if possible, give prior written notice thereof to INCOM and provide INCOM with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the Stockholders of the provisions of this Section, INCOM shall be entitled to an injunction restraining such Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting INCOM from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, Stockholders shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the Company.

      14.2 INCOM. INCOM recognizes and acknowledges that it had in the past and currently has access to certain confidential information of the Company, such as operational policies, customer lists, and pricing and cost policies that are valuable, special and unique assets of the Company's business. INCOM agrees that, prior to the Closing, or if the Transactions contemplated by this Agreement are not consummated, it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the Company, (b) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this
Section 14.2, (c) to the Other Founding Companies and their representatives pursuant to Section 7.1(a) and (d) to the public to the extent necessary or advisable in connection with the filing of the Registration Statement and the IPO and the securities laws applicable thereto and to the operation of INCOM as a publicly held entity after the IPO, unless (i) such information becomes known to the public generally through no fault of INCOM, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), INCOM shall, if possible, give prior written notice thereof to the Company and the Stockholders and provide the Company and the Stockholders with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by INCOM of the provisions of this Section, the Company and the Stockholders shall be entitled to an injunction restraining INCOM from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company and the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated for any reason, INCOM shall nevertheless remain subject to this Section 14.2, except that it shall not be permitted to make any disclosures otherwise than pursuant to clause (i), (ii) or (iii) above.

      14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

      14.4 SURVIVAL. The obligations of the parties under this Section 14 shall survive the termination of this Agreement for a period of five years from the date of this Agreement.

      14.5 RETURN OF INFORMATION. If the transactions contemplated by this Agreement are not consummated, INCOM will return or destroy all confidential information regarding the Company.

15.   TRANSFER RESTRICTIONS

      15.1 TRANSFER RESTRICTIONS. Unless otherwise agreed by INCOM, except for transfers to (i) immediate family members who agree to be bound by the restrictions set forth in this Section 15.1, (ii) trusts, limited partnerships or other estate planning entities for the benefit of a Stockholder or family members of a Stockholder, the trustees, partners or other persons having authority to bind the trust, limited partnership or other estate planning entity of which agree to be bound by such restrictions or (iii) any charitable organization that qualifies for receipt of charitable contributions under
Section 170(c) of the Code and such organization agrees to be bound by such restrictions, for a period of two years from the Closing Date, except pursuant to Section 17 hereof, none of the Stockholders shall sell, assign, exchange, transfer, pledge, or otherwise dispose of any shares of INCOM Stock received by the Stockholders pursuant to this Agreement. During such two-year period, the certificates evidencing the INCOM Stock delivered to the Stockholders pursuant to Section 3 of this Agreement will bear a legend substantially in the form set forth below:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF THE ISSUER, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, PLEDGE OR OTHER DISPOSITION PRIOR TO [THE SECOND ANNIVERSARY OF CLOSING DATE]. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

16.   FEDERAL SECURITIES ACT REPRESENTATIONS

      16.1 COMPLIANCE WITH LAW. Each Stockholder acknowledges that the shares of INCOM Stock to be delivered to such Stockholder pursuant to this Agreement have not been and will not be registered under the 1933 Act (except as provided in Section 17 hereof) and therefore may not be sold, assigned, exchanged, transferred, pledged or otherwise disposed of without compliance with the 1933 Act which, among other matters, would require registration under the 1933 Act unless exemption from the registration requirements is available for such transaction. The INCOM Stock to be acquired by each Stockholder pursuant to this Agreement is being acquired solely for such Stockholder's own account, for investment purposes only, and with no present intention of selling, assigning, exchanging, transferring, pledging, or otherwise disposing of it. Each Stockholder covenants, warrants and represents that none of the shares of INCOM Stock issued to such Stockholder will be offered, sold, assigned, exchanged, pledged, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. All the INCOM Stock shall bear the following legend in addition to the legend required under Section 15 of this Agreement:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAWS.

      16.2 ECONOMIC RISK; SOPHISTICATION. Each Stockholder is able to bear the economic risk of an investment in the INCOM Stock to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. Each Stockholder has substantial knowledge and experience in making investment decisions of this type (or is relying on qualified purchaser representatives with such knowledge and experience in making this decision), and is capable, either individually or with such purchaser representatives, of evaluating the merits and risks of this investment. Each Stockholder has had an adequate opportunity to ask questions and receive answers from the officers of INCOM concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of INCOM, the plans for the operations of the business of INCOM, the business, operations and financial condition of the Founding Companies other than the Company, and any plans for additional acquisitions. Each Stockholder has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to such Stockholder's satisfaction. Except as set forth on SCHEDULE 16.2, each Stockholder is an "accredited investor" as defined in Rule 501(a) of the 1933 Act. Neither the foregoing nor any investigation made by the Stockholders referred to therein shall in any way affect the representations, warranties, covenants and agreements of INCOM made herein.

17.   REGISTRATION RIGHTS

      17.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Consummation Date, whenever INCOM proposes to register any INCOM Stock for its own or others account under the 1933 Act for a public offering, other than (i) any shelf or other registration of shares to be used as consideration for acquisitions of additional businesses by INCOM and (ii) registrations relating to employee benefit plans, INCOM shall give each of the Stockholders prompt written notice of its intent to do so. Upon the written request of any of the Stockholders given within 10 days after receipt of such notice, INCOM shall cause to be included in such registration all of the INCOM Stock issued to such Stockholders pursuant to this Agreement (including any stock issued as or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by INCOM as a stock split, dividend or other distribution with respect to, or in exchange for, or in replacement of such INCOM Stock) which any such Stockholder requests, other than shares of INCOM Stock which may then be immediately sold under Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act, and other than shares of INCOM Stock that have been theretofore sold by the Stockholder in accordance with the 1933 Act, provided that INCOM shall have the right to reduce pro rata the number of shares of each selling Stockholder included in such registration to the extent that inclusion of such shares could, in the written opinion of tax counsel to INCOM or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free organization under Section 351 of the Code. In addition, if INCOM is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this
Section 17.1 that the number of shares to be sold by persons other than INCOM is greater than the number of such shares which can be offered without adversely affecting the success of the offering, INCOM may reduce pro rata (among the Stockholders and all other selling security holders in the offering) the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter. If any Stockholder disapproves of the terms of the underwriting, that Stockholder may elect to withdraw therefrom by written notice to INCOM and the managing underwriter. That Stockholder's shares of INCOM Stock so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such shares a greater number of shares of INCOM Stock held by other Stockholders may be included in such registration, then INCOM shall offer to all other Stockholders of INCOM the right to include additional shares in the same proportion used in effecting the above limitations. INCOM shall not grant to any other person any rights to cause INCOM to register any securities in priority over, or in precedent to, the rights granted to the Stockholders hereunder and to the stockholders of the Other Founding Companies pursuant to Section 17 of the Other Agreements.

      17.2 REGISTRATION PROCEDURES. Whenever INCOM is required to register shares of INCOM Stock pursuant to Section 17.1, INCOM will, as expeditiously as possible:

            (i) Prepare and file with the SEC a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements or term sheets thereto, INCOM will furnish a representative of the Stockholders with copies of all such documents proposed to be filed) as promptly as practical;

            (ii) Notify the Stockholders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

            (iii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days, cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 474 under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

            (iv) Furnish to each Stockholder who so requests such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus and any term sheet associated therewith), and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the relevant shares;

            (v) Make "generally available to its security holders" (within the meaning of Rule 158) an earnings statement satisfying the provisions of
      Section 11(a) of the 1933 Act and Rule 158 thereunder no later than 90 days after the end of the 12-month period beginning with the first day of INCOM's first fiscal quarter commencing after the effective date of the registration statement;

            (vi) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

            (vii) If requested by the managing underwriter or underwriters, if any, or any participating Stockholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or any participating Stockholder, as the case may be, reasonably requests to be included therein, including, without limitation, information with respect to the number of shares of INCOM Stock being sold by participating Stockholders to any underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the shares of INCOM Stock to be sold in such offering, and promptly make all required filings of such prospectus by supplement or post-effective amendment;

            (viii)Make available for inspection by participating Stockholders, any underwriter participating in any disposition pursuant to such registration statement, and the counsel retained by the participating Stockholders, counsel for the underwriters and any accountant or other agent retained by participating Stockholders or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of INCOM (the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause INCOM's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement; provided, that records which INCOM determines, in good faith, to be confidential and which INCOM notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after delivery of sufficient notice to INCOM to enable INCOM to contest such subpoena or order;

            (ix) Take all other steps reasonably necessary to effect the registration of the shares of INCOM Stock contemplated hereby;

            (x) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Stockholders, and to keep such registration or qualification effective during the period such registration statement is required to be kept effective, provided that INCOM shall not be required to become subject to taxation, to qualify generally to do business or to file a general consent to service of process in any such states or jurisdictions;

            (xi) Cause all such shares of INCOM Stock to be listed or included not later than the date of the first sale of shares of INCOM Stock under such registration statement on any securities exchanges or trading systems on which similar securities issued by INCOM are then listed or included; and

            (xii) Notify each Stockholder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that INCOM is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect), together with any associated term sheet, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and, at the request of such Stockholder, INCOM promptly will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the covered shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading.

      All expenses incurred in connection with the registration under this
Article 17 and compliance with securities and blue sky laws (including all registration, filing, listing, escrow agent, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by INCOM.

      17.3  INDEMNIFICATION.

            (a) In connection with any registration under Section 17.1, INCOM shall indemnify, to the extent permitted by law, each selling Stockholder (an "Indemnified Party") against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in or omitted from any information furnished in writing to INCOM by such Indemnified Party expressly for use therein or by any Indemnified Parties' failure to deliver a copy of the registration statement or prospectus or any amendment or supplements thereto after INCOM has furnished such Indemnified Party with a sufficient number of copies of the same.

            (b) In connection with any registration under Section 17.1, each selling Stockholder shall furnish to INCOM in writing such information concerning the Stockholder and his or her proposed offering of shares as is reasonably requested by INCOM for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, INCOM, its directors and officers and each person who controls INCOM (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state therein a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in or omitted from information so furnished in writing to INCOM by such Stockholder expressly for use in the registration statement. Notwithstanding the foregoing, the liability of a Stockholder under this Section 17.3 shall be limited to an amount equal to the net proceeds actually received by such Stockholder from the sale of the relevant shares covered by the registration statement.

            (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified parties' reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any failure to give prompt notice shall deprive a party of its right to indemnification hereunder only to the extent that such failure shall have adversely affected the indemnifying party. If the defense of any claim is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). An indemnifying party that is not entitled or elects not, to assume the defense of a claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

      17.4 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 17.1 covering an underwritten registered offering, INCOM and each participating Stockholder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of INCOM's size and investment stature, including indemnification; provided, however, that the Stockholder shall be exempt and excluded from any indemnification of the managing underwriters other than with respect to information provided by the respective Stockholders to INCOM or the managing underwriters specifically for inclusion in any such registration statement.

      17.5 TRANSFER OF RIGHTS. The right to cause INCOM to register shares of INCOM Stock under this Agreement may be assigned to a transferee or assignee of any Stockholder to the extent that such transferee or assignee is a member of the immediate family of a
Stockholder, a trust,
limited partnership or other estate planning entity for the benefit of any such persons or a charitable organization that qualifies for receipt of charitable contributions under Section 170(c) of the Code.

      17.6 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of INCOM stock to the public without registration, INCOM agrees to use its reasonable efforts to:

            (i) make and keep public information regarding INCOM available as those terms are understood and defined in Rule 144 under the 1933 Act beginning 90 days following the effective date of the Registration Statement;

            (ii) file with the SEC in a timely manner all reports and other documents required of INCOM under the 1933 Act and the 1934 Act at any time after it has become subject to such reporting requirements; and

            (iii) so long as a Stockholder owns any restricted INCOM Stock, furnish to each Stockholder forthwith upon written request a written statement by INCOM as to its compliance with the current public information requirements of Rule 144 (at any time from and after 90 days following the effective date of the Registration Statement, and of the 1933 Act and the 1934 Act (any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of INCOM, and such other reports and documents so filed as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Stockholder to sell any such shares without registration.

18.   GENERAL

      18.1 COOPERATION. The Company, Stockholders and INCOM shall each deliver or cause to be delivered to the other on the Closing Date and the Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Company will cooperate and use its reasonable efforts to have the present officers, directors and employees of the Company cooperate with INCOM on and after the Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Consummation Date.

      18.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law and except as provided in Section 17.5) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of INCOM and the Company, and the heirs, successors, and legal representatives of the Stockholders.

      18.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company and INCOM and supersede any prior agreement and understanding relating to the subject matter of this Agreement.
 This Agreement,
upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the Stockholders, the Company and INCOM, acting through their respective officers or trustees, duly authorized by their respective Boards of Directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that the Company shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules.


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
      18.4 COUNTERPARTS. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. A telecopied facsimile of an executed counterpart of this Agreement shall be sufficient to evidence the binding agreement of each party to the terms hereof. However, each party agrees to return to the other parties an original, duly executed counterpart of this Agreement promptly after delivery of a telecopied facsimile thereof.

      18.5 BROKERS AND AGENTS. Except as disclosed on SCHEDULE 18.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

      18.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, INCOM will pay the fees, expenses and disbursements of INCOM and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by INCOM under this Agreement, including the fees and expenses of Arthur Andersen LLP, Andrews & Kurth L.L.P., and any other person or entity retained by INCOM, and the costs of preparing the Registration Statement and otherwise in connection with the IPO. In addition, whether or not the transactions contemplated herein shall be consummated, INCOM will pay the reasonable fees and expenses of Bracewell & Patterson LLP incurred on behalf of the Company and the Stockholders in connection with the subject matter of this Agreement. Each Stockholder shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the purchase and sale of the Company Stock, other than Transfer Taxes, if any, imposed by the State of Delaware. Each Stockholder shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company or INCOM, will pay all Taxes due by him upon receipt of the consideration payable pursuant to Section 1 hereof. The Stockholders acknowledge that the risks of the transactions contemplated hereby include Tax risks, with respect to which the Stockholders are relying on the opinion contemplated by Section 8.12 hereof and representations by INCOM in this Agreement.

      18.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or via a nationally recognized courier service to an officer or agent of such party.

      (a)   If to INCOM addressed to it at:

            INCOM Roofing Services, Inc.
            515 Post Oak Blvd., Suite 450
            Houston, Texas 77027
            Attention: Chief Executive Officer

      with copies to:

            Thomas P. Mason
            Andrews & Kurth L.L.P.
            4200 Chase Tower
            Houston, Texas 77002

      (b) If to the Stockholders, addressed to them at their addresses set forth on the signature pages hereto, with copies to:





      (c) If to the Company, addressed to it at:


            [                                                      ]



or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

      18.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas, excluding any conflicts of law, rule or principle that might refer same to the laws of another jurisdiction.

      18.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the respective Expiration Dates referred to herein with respect thereto or, if no Expiration Date is applicable with respect thereto, until the expiration of all applicable statute of limitations periods.

      18.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      18.11 TIME. Time is of the essence with respect to this Agreement.

      18.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

      18.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

      18.14 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

      18.15 AMENDMENTS, WAIVERS AND CONSENTS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of INCOM, the Company and Stockholders who would be entitled to receive a majority of the shares of INCOM Stock specified on Annex I to this Agreement if the transactions contemplated hereby were consummated. Any amendment or waiver effected in accordance with this Section 18.15 shall be binding upon each of the parties hereto, any other person receiving INCOM Stock in connection with the purchase and sale of the Company Stock and each future holder of such INCOM Stock. Any consent of the Stockholders who would receive a majority of the shares of INCOM Stock pursuant to Annex I of this Agreement if the transactions contemplated hereby were consummated shall be deemed to be the consent of the Stockholders for purposes of provisions of this Agreement as to which a consent of the Stockholders may be requested or required.

      18.16 MEDIATION AND ARBITRATION If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its then prevailing Commercial Mediation Rules, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American

Arbitration Association in accordance with its then prevailing Commercial Arbitration Rules. The enforcement, interpretation and procedural and substantive effect of the obligation to arbitrate created by this Section 18.16 shall be governed by the Federal Arbitration Act as amended from time to time, 9 U.S.C. ss.ss. 1 ET SEQ. The parties hereby disclaim any intention to have the substantive or procedural law of any state or other jurisdiction, other than the law of the United States as embodied in the Federal Arbitration Act, applied to such obligation. Any such mediation or arbitration proceeding will be conducted in Houston, Texas.

      18.17 INFORMATION PROVIDED FOR REGISTRATION STATEMENT. For purposes of this Agreement the information provided by the Company and the Stockholders in writing specifically for inclusion in the Registration Statement shall include solely (i) the Financial Statements (in the form that they appear in the Registration Statement), (ii) any financial statements provided to INCOM pursuant to Section 7.9, (iii) the description of the Company contained in the Registration Statement under the caption "The Company", (iv) the description of the Company's results of operations and its liquidity and capital resources contained in the Registration Statement under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations", (v) the description, if any, of matters related to the Company and the Stockholders contained in the Registration Statement under the caption "Certain Transactions
- Transactions involving Certain Officers, Directors and Stockholders" [and] [,]
(vi) the biographical description of any Stockholder contained in the Registration Statement under the caption "Management" [and (vii) the description of the legal proceedings related to the Company contained in the Registration Statement under the caption "Business - Legal Proceedings" [for D.C. Taylor only]].

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          INCOM ROOFING SERVICES, INC.


                                       By:_____________________________
                                                 President













                 [Remainder of page intentionally left blank]

PLEASE PROVIDE NAMES AND ADDRESSES OF ALL STOCKHOLDERS
AND THEIR SPOUSES

STOCKHOLDERS:                       SPOUSES (SOLELY TO ACKNOWLEDGE THE SALE OF
                                    THE COMPANY STOCK BY THE STOCKHOLDER):


________________________            ______________________________
[Name]                              [Name]
[Address]



________________________            ______________________________
[Name]                              [Name]
[Address]

           [Annex I for use if Founding Company is a single entity]



                                     ANNEX I

                         TO THE STOCK PURCHASE AGREEMENT
                           DATED AS OF JULY ____, 1998
                                  BY AND AMONG
                          INCOM ROOFING SERVICES, INC.
                               AND ______________
                              AND ITS STOCKHOLDERS

                 CONSIDERATION TO BE PAID TO THE STOCKHOLDERS


Aggregate consideration to be paid to stockholders of __________ (the
"Company"):


$__________ in cash and the value of INCOM Stock assuming an Initial Public Offering Price (as defined below) of $13.00 per share, consisting of _______ shares of INCOM Stock and $________ of cash, it being agreed that the aggregate number of shares of INCOM Stock to be issued to the stockholders of the Company shall remain unchanged while the cash payments described in this Annex I will depend on the actual Initial Public Offering Price of the INCOM Stock in the IPO, which may be more or less than $13.00 per share, and the cash payments will be subject to further adjustment as provided in this Annex I; provided, however that the aggregate consideration to be paid to all Stockholders of the Company (excluding the amount of the cash, promissory notes and nonoperating assets distributed pursuant to the adjustments provided in this Annex I) shall not be less than the Minimum Value set forth below (as decreased by the amount of any reductions to the amount of cash or the number of shares of INCOM Stock pursuant to the adjustments provided in this Annex I). Such cash payments will be the cash consideration noted below multiplied by a fraction, the numerator of which is the actual Initial Public Offering Price per share and the denominator of which is $13.00, subject to further adjustment as provided in this Annex I.

         CONSIDERATION TO BE PAID TO THE STOCKHOLDERS OF THE COMPANY:



                               Shares of
                                Company        Shares of INCOM
Stockholder                  Common Stock         Stock (1)            Cash
-----------                  ------------      ---------------  -------------

                                                                $
                             ------------      ---------------  -------------

                             ------------      ---------------  -------------
     Total                                                      $
                             ============      ===============  =============

MINIMUM VALUE (2):         $______________

-------------

(1) After giving effect to the ____-for-one stock split described in the Registration Statement.

(2) The per share value of the common stock portion of the total consideration, for purposes of satisfying the Minimum Value, will be equal to the Initial Public Offering Price.

   IF THE COMPANY IS AN S CORPORATION, THE FOLLOWING PROVISIONS WILL APPLY:

1. At any time and from time to time prior to the Closing, an S Corporation may distribute to its stockholders cash and nonoperating assets identified on SCHEDULE 5.25 and may issue promissory notes to its stockholders provided that (i) the aggregate value of such cash, nonoperating assets and promissory notes distributed or issued to its stockholders does not exceed the amount of such corporation's "accumulated adjustment account" (as such term is used in the Internal Revenue Code of 1986, as amended) of such corporation as of the Consummation Date and (ii) the distribution of cash and promissory notes does not cause the amount of Working Capital of such corporation as of the Consummation Date to be less than the amount reflected in the column entitled "Minimum Working Capital Required" with respect to such corporation on the last page of this Annex I. For purposes of clause (i) of the preceding sentence, the "value" of any nonoperating assets shall be equal to the net book value thereof as reflected on such corporation's balance sheet as of December 31, 1997 and the "value" of any promissory note shall be equal to the face amount of the indebtedness represented thereby. Any such promissory note shall specify that it is prepayable at any time and that it shall be due and payable one year after issuance, it shall bear interest at a rate per annum not to exceed 7% and that interest shall be paid quarterly.

2. The aggregate cash payable to the stockholders as set forth in the "Total" line of the column entitled "Cash" on page 1 of this Annex I (as adjusted by the last sentence of the paragraph above the table on page 1) (a) shall be INCREASED to the extent of (i) the amount, if any, of Excess Working Capital (as defined below) of such corporation as of the Consummation Date and (ii) the amount, if any, by which Debt (as defined below) of such corporation as of the Consummation Date is less than the sum of (x) the amount of Debt of such corporation as of March 31, 1998 and (y) the amount by which the amount reflected in the column entitled "Accumulated Adjustment Account" with respect to the corporation on the last page of this Annex I exceeds the amount reflected in the column entitled "Excess Working Capital" on the same page and (b) shall be DECREASED to the extent of (i) the amount, if any, by which Working Capital of such corporation as of the Consummation Date is less than the amount reflected in the column entitled "Minimum Working Capital Required" with respect to such corporation on the last page of this Annex I and (ii) the amount, if any, by which Debt of such corporation as of the Consummation Date exceeds the sum of (x) the amount of Debt of such corporation as of March 31, 1998 and
     (y) the amount by which the amount reflected in the column entitled "Accumulated Adjustment Account" with respect to the corporation on the last page of this Annex I exceeds the amount reflected in the column entitled "Excess Working Capital" on the same page. The adjustments in this paragraph 2

                             -Page 2 of Annex I-
     shall be determined after taking into account the distributions made pursuant to paragraph 1 above. The aggregate amount of any net increases or decreases in the cash amount to be paid to the stockholders of such corporation pursuant to this paragraph shall be applied on a pro rata basis to the stockholders of such corporation in the same proportion as the shares of INCOM Stock to be received by a stockholder as specified on page 1 of this Annex I bears to the total number of shares of INCOM Stock to be received by such stockholders. In the event that the calculation of the amount of cash payable to the stockholders of such corporation pursuant to this Annex I, after application of the adjustments resulting from this paragraph, results in a negative amount, the aggregate number of shares of INCOM Stock to be paid to the stockholders of such corporation shall be reduced by a number of shares of INCOM Stock equal to such negative amount divided by the Initial Public Offering Price of the INCOM Stock. The amount of such aggregate reduction in the number of shares of INCOM Stock shall be applied on a pro rata basis to the stockholders of such corporation in the same manner as specified in the second preceding sentence.

   IF THE COMPANY IS A C CORPORATION, THE FOLLOWING PROVISIONS WILL APPLY:

1. At any time and from time to time prior to the Closing, a C Corporation may distribute to its stockholders cash and nonoperating assets identified on
     Schedule 5.25 provided that (i) the aggregate value of such cash and nonoperating assets distributed to its stockholders does not exceed the amount of such corporation's retained earnings as of the Consummation Date and (ii) the distribution of cash does not cause the amount of Working Capital of such corporation as of the Consummation Date to be less than the amount reflected in the column entitled "Minimum Working Capital Required" with respect to such corporation on the last page of this Annex I. For purposes of clause (i) of the preceding sentence, the "value" of any nonoperating assets shall be equal to the net book value thereof as reflected on such corporation's balance sheet as of December 31, 1997.

2. The aggregate cash payable to the stockholders as set forth in the "Total" line of the column entitled "Cash" on page 1 of this Annex I (as adjusted by the last sentence of the paragraph above the table on page 1) (a) shall be INCREASED to the extent of (i) the amount, if any, of Excess Working Capital of such corporation as of the Consummation Date and (ii) the amount, if any, by which Debt (as defined below) of such corporation as of the Consummation Date is less than the amount of Debt of such corporation as of March 31, 1998 and (b) shall be DECREASED to the extent of (i) the amount, if any, by which Working Capital of such corporation as of the Consummation Date is less than the amount reflected in the column entitled "Minimum Working Capital Required" with respect to such corporation on the last page of this Annex I and (ii) the amount, if any, by which Debt of such corporation as of the Consummation Date exceeds the amount of Debt of such corporation as of March 31, 1998. The adjustments in this paragraph 2 shall be determined after taking into account the distributions made pursuant to paragraph 1 above. The aggregate amount of any net increases or decreases in the cash amount to be paid to the stockholders of such corporation pursuant to this paragraph shall be applied on a pro rata basis to the stockholders of such corporation in the same proportion as the shares of INCOM Stock to be received by a stockholder as specified on page 1 of this Annex I bears to the total number of shares of INCOM Stock to be received by such stockholders. In the event that the

                             -Page 3 of Annex I-
     calculation of the amount of cash payable to the stockholders of such corporation pursuant to this Annex I, after application of the adjustments resulting from this paragraph, results in a negative amount, the aggregate number of shares of INCOM Stock to be paid to the stockholders of such corporation shall be reduced by a number of shares of INCOM Stock equal to such negative amount divided by the Initial Public Offering Price. The amount of such aggregate reduction in the number of shares of INCOM Stock shall be applied on a pro rata basis to the stockholders of such corporation in the same manner as specified in the second preceding sentence.

                                 DEFINITIONS

     "Working Capital" for a corporation means, as of any date, the amount of which current assets of such corporation exceeds its current liabilities, as determined in accordance with GAAP, except that (a) "current assets" shall include (i) $_________ of the reserve for bad debt expense and (ii) $______ of the reserve for obsolete inventory and shall not include $__________ of deferred tax assets and (b) "current liabilities" shall not include (i) the current portion of long-term debt nor current notes payable with respect to borrowed money, (ii) $______ of the billings in excess of costs and estimated earnings on uncompleted contracts and (iii) $_____ for warranty claims and shall include $_________ of deferred tax liabilities, provided that the amount of "Working Capital" as of the Consummation Date shall be increased by the amount of transaction expenses incurred by such corporation up to a maximum amount of $17,000, provided that the Company produce appropriate documentation supporting such expense.

     "Excess Working Capital" for a corporation means, as of any date, the amount by which the Working Capital of such corporation exceeds the amount reflected in the column entitled "Minimum Working Capital Required" on the last page of this Annex I.

     "Debt" means, as of any date, (i) indebtedness for borrowed money which is int erest-bearing and (ii) the amount of the liability that would be required to be capitalized under GAAP.

     "Initial Public Offering Price" means the price per share at which the underw riters agree to sell the INCOM Stock to the public in the IPO, without deducting any discounts, commissions or expenses.


                             -Page 4 of Annex I-

                                                                   Excess
                          Working Capital        Minimum       Working Capital
                               as of        Working Capital         as of
Company                   March 31, 1998        Required       March 31, 1998
-------                 ------------------- ----------------   --------------
                                            [an amount equal   [difference
                                            to 5% of 1997       between amounts
                          [from March 31    revenue of the     in columns 1 and
                          balance sheet]    corporation]       2]



     All capitalized terms used herein but not defined herein have the meanin gs ascribed thereto in the Stock Purchase Agreement to which this Annex I is attached. References to "as of the Consummation Date" are to be determined after giving effect to the transactions occurring on the Consummation Date pursuant to the Stock Purchase Agreement.


                             -Page 5 of Annex I-

   [Annex I for use if Founding Company is comprised of multiple entities]


                                     ANNEX I

                         TO THE STOCK PURCHASE AGREEMENT
                           DATED AS OF JULY ____, 1998
                                  BY AND AMONG
                          INCOM ROOFING SERVICES, INC.
              AND ______________, ______________ AND ______________
                             AND THEIR STOCKHOLDERS

                 CONSIDERATION TO BE PAID TO THE STOCKHOLDERS


Aggregate consideration to be paid to stockholders of __________ ("Company A"), ______________ ("Company B") and ______________ ("Company C") (collectively, the
"Companies"):


$__________ in cash and the value of INCOM Stock assuming an Initial Public Offering Price (as defined below) of $13.00 per share, consisting of _______ shares of INCOM Stock and $________ of cash, it being agreed that the aggregate number of shares of INCOM Stock to be issued to the stockholders of the Companies shall remain unchanged while the cash payments described in this Annex I will depend on the actual Initial Public Offering Price of the INCOM Stock in the IPO, which may be more or less than $13.00 per share, and the cash payments will be subject to further adjustment as provided in this Annex I; provided, however that the aggregate consideration to be paid to all Stockholders of the Companies (excluding the amount of the cash, promissory notes and nonoperating assets distributed pursuant to the adjustments provided in this Annex I) shall not be less than the Minimum Value (as set forth below decreased by the amount of any reductions to the amount of cash or the number of shares of INCOM Stock pursuant to the adjustments provided in this Annex I). Such cash payments will be the cash consideration noted below multiplied by a fraction, the numerator of which is the actual Initial Public Offering Price and the denominator of which is $13.00, subject to further adjustment as provided in this Annex I.

        CONSIDERATION TO BE PAID TO THE STOCKHOLDERS OF THE COMPANIES:


                               Shares of
                               Company A         Shares of
Stockholder                  Common Stock      INCOM Stock(1)         Cash
-----------                  ------------      --------------   ---------------

                                                                $

                             ------------      --------------   ---------------

     Total                                                      $
                             ============      ==============   ===============


Minimum Value for Company A(2):  $________________




                               Shares of
                               Company B         Shares of
Stockholder                  Common Stock      INCOM Stock(1)         Cash
-----------                  ------------      --------------   ---------------

                                                                $

                             ------------      --------------   ---------------
     Total                                                      $
                             ============      ==============   ===============


Minimum Value for Company B(2): $____________



                               Shares of
                               Company C         Shares of
Stockholder                  Common Stock      INCOM Stock(1)         Cash
-----------                  ------------      --------------   ---------------


                                                                $

--------------------------------------------------------------------------------

                             ------------      --------------   ---------------
     Total                                                      $
                             ============      ==============   ===============

Minimum Value for
Company C(2):              $_________________


-----------

(1) After giving effect to the ___-for-one stock split described in the Registration Statement.

(2) The per share value of the common stock portion of the total consideration, for purposes of satisfying the Minimum Value, will be equal to the Initial Public Offering Price.

WITH RESPECT TO ANY OF THE COMPANIES THAT IS AN S CORPORATION, THE FOLLOWING PROVISIONS WILL APPLY:

1. At any time and from time to time prior to the Closing, an S Corporation may distribute to its stockholders cash and nonoperating assets identified on SCHEDULE 5.25 and may issue promissory notes to its stockholders provided that (i) the aggregate value of such cash, nonoperating assets and promissory notes distributed or issued to its stockholders does not exceed the amount of such corporation's "accumulated adjustment account" (as such term is used in the Internal Revenue Code of 1986, as amended) of such corporation as of the Consummation Date and (ii) the distribution of cash and promissory notes does not cause the amount of Working Capital of such corporation as of the Consummation Date to be less than the amount reflected in the column entitled "Minimum Working Capital Required" with respect to such corporation on the last page of this Annex I. For purposes of clause (i) of the preceding sentence, the "value" of any nonoperating assets shall be equal to the net book value thereof as reflected on such corporation's balance sheet as of December 31, 1997 and the "value" of any promissory note shall be equal to the face amount of the indebtedness represented thereby. Any such promissory note shall specify that it is prepayable at any time and that it shall be due and payable one year after issuance, it shall bear interest at a rate per annum not to exceed 7% and that interest shall be paid quarterly.

2. The aggregate cash payable to the stockholders as set forth in the "Total" line of the column entitled "Cash" on page 2 of this Annex I with respect to such corporation (as adjusted by the last sentence of the paragraph on page 1) (a) shall be INCREASED to the extent of (i) the amount, if any, of Excess Working Capital (as defined below) of such corporation as of the Consummation Date and (ii) the amount, if any, by which Debt (as defined below) of such corporation as of the Consummation Date is less than the sum of (x) the amount of Debt of such corporation as of March 31, 1998 and (y) the amount by which the amount reflected in the column entitled "Accumulated Adjustment Account" with respect to such corporation

                             -Page 3 of Annex I-
     on the last page of this Annex I exceeds the amount reflected in the column entitled "Excess Working Capital" (or $0 if the Excess Working Capital is less than $0) on the same page and (b) shall be DECREASED to the extent of
     (i) the amount, if any, by which Working Capital of such corporation as of the Consummation Date is less than the amount reflected in the column entitled "Minimum Working Capital Required" with respect to such corporation on the last page of this Annex I and (ii) the amount, if any, by which Debt of such corporation as of the Consummation Date exceeds the sum of (x) the amount of Debt of such corporation as of March 31, 1998 and
     (y) the amount by which the amount reflected in the column entitled "Accumulated Adjustment Account" with respect to such corporation on the last page of this Annex I exceeds the amount reflected in the column entitled "Excess Working Capital" on the same page. The adjustments in this paragraph 2 shall be determined after taking into account the distributions made pursuant to paragraph 1 above. The aggregate amount of any net increases or decreases in the cash amount to be paid to the stockholders of such corporation pursuant to this paragraph shall be applied on a pro rata basis to the stockholders of such corporation in the proportion of their ownership of stock in such corporation as specified on page 2 of this Annex
     I. In the event that the calculation of the amount of cash payable to the stockholders of such corporation pursuant to this Annex I, after application of the adjustments resulting from this paragraph, results in a negative amount, the aggregate number of shares of INCOM Stock to be paid to the stockholders of such corporation shall be reduced by a number of shares of INCOM Stock equal to such negative amount divided by the Initial Public Offering price. The amount of such aggregate reduction in the number of shares of INCOM Stock shall be applied on a pro rata basis to the stockholders of such corporation in the same manner as specified in the second preceding sentence.

WITH RESPECT TO ANY OF THE COMPANIES THAT IS A C CORPORATION, THE FOLLOWING PROVISIONS WILL APPLY:

1. At any time and from time to time prior to the Closing, a C Corporation may distribute to its stockholders cash and nonoperating assets identified on
     SCHEDULE 5.25 provided that (i) the aggregate value of such cash and nonoperating assets distributed to its stockholders does not exceed the amount of such corporation's retained earnings as of the Consummation Date and (ii) the distribution of cash does not cause the amount of Working Capital of such corporation as of the Consummation Date to be less than the amount reflected in the column entitled "Minimum Working Capital Required" with respect to such corporation on the last page of this Annex I. For purposes of clause (i) of the preceding sentence, the "value" of any nonoperating assets shall be equal to the net book value thereof as reflected on such corporation's balance sheet as of December 31, 1997.

2. The aggregate cash payable to the stockholders as set forth in the "Total" line of the column entitled "Cash" on page 2 of this Annex I with respect to such corporation (as adjusted by the last sentence of the paragraph on page 1) (a) shall be INCREASED to the extent of (i) the amount, if any, of Excess Working Capital of such corporation as of the Consummation Date and
     (ii) the amount, if any, by which Debt (as defined below) of such corporation as of the

                             -Page 4 of Annex I-

     Consummation Date is less than the amount of Debt of such corporation as of March 31, 1998 and (b) shall be DECREASED to the extent of (i) the amount, if any, by which Working Capital of such corporation as of the Consummation Date is less than the amount reflected in the column entitled "Minimum Working Capital Required" with respect to such corporation on the last page of this Annex I and (ii) the amount, if any, by which Debt of such corporation as of the Consummation Date exceeds the amount of Debt of such corporation as of March 31, 1998. The adjustments in this paragraph 2 shall be determined after taking into account the distributions made pursuant to paragraph 1 above. The aggregate amount of any net increases or decreases in the cash amount to be paid to the stockholders of such corporation pursuant to this paragraph shall be applied on a pro rata basis to the stockholders of such corporation in the proportion of their ownership of stock in such corporation as specified on page 2 of this Annex I. In the event that the calculation of the amount of cash payable to the stockholders of such corporation pursuant to this Annex I, after application of the adjustments resulting from this paragraph, results in a negative amount, the aggregate number of shares of INCOM Stock to be paid to the stockholders of such corporation shall be reduced by a number of shares of INCOM Stock equal to such negative amount divided by the Initial Public Offering price. The amount of such aggregate reduction in the number of shares of INCOM Stock shall be applied on a pro rata basis to the stockholders of such corporation in the same manner as specified in the second preceding sentence.

DEFINITIONS

     "Working Capital" for a corporation means, as of any date, the amount of whi ch current assets of such corporation exceeds its current liabilities, as determined in accordance with GAAP, except that for Company A (a) "current assets" shall include (i) $_________ of the reserve for bad debt expense and
(ii) $______ of the reserve for obsolete inventory and shall not include $_________ of deferred tax assets and (b) "current liabilities" shall not include (i) the current portion of long-term debt nor current notes payable with respect to borrowed money, (ii) $______ of billings in excess of costs and estimated earnings on uncompleted contracts and (iii) $_______ for warranty claims and shall include $________ of deferred tax liabilities, provided that the amount of "Working Capital" as of the Consummation Date shall be increased by the amount of transaction expenses incurred by the Companies up to a maximum aggregate amount of $30,000, provided that the Company produce appropriate documentation supporting such expense.

     "Excess Working Capital" for a corporation means, as of any date, the amount by which the Working Capital of such corporation exceeds the amount reflected in the column entitled "Minimum Working Capital Required" on page 6 of this Annex I with respect to such corporation.

     "Debt" means, as of any date, (i) indebtedness for borrowed money which is int erest-bearing and (ii) the amount of the liability that would be required to be capitalized under GAAP.

                             -Page 5 of Annex I-

     "Initial Public Offering Price" means the price per share at which the underw riters agree to sell the INCOM Stock to the public in the IPO, without deducting any discounts, commissions or expenses.

                             -Page 6 of Annex I-

                                                                      Excess
                           Working Capital        Minimum       Working Capital
                                as of        Working Capital         as of
Company A                  March 31, 1998        Required       March 31, 1998
---------                ------------------- ----------------   --------------
                                             [an amount equal   [difference
                                             to 5% of 1997      between amounts
                           [from March 31    revenue of the     in columns 1 and
                           balance sheet]    corporation]       2]



                                                                     Excess
                           Working Capital        Minimum       Working Capital
                                as of        Working Capital         as of
Comapny B                  March 31, 1998        Required       March 31, 1998
---------                ------------------- ----------------   --------------
                                             [an amount equal   [difference
                                             to 5% of 1997      between amounts
                           [from March 31    revenue of the     in columns 1 and
                           balance sheet]    corporation]       2]




                                                                      Excess
                           Working Capital        Minimum       Working Capital
                                as of        Working Capital         as of
Company C                  March 31, 1998        Required       March 31, 1998
---------                ------------------- ----------------   --------------
                                             [an amount equal   [difference
                                             to 5% of 1997      between amounts
                           [from March 31    revenue of the     in columns 1 and
                           balance sheet]    corporation]       2]




                             -Page 7 of Annex I-

     All capitalized terms used herein but not defined herein have the meanings as cribed thereto in the Stock Purchase Agreement to which this Annex I is attached. References to "as of the Consummation Date" are to be determined after giving effect to the termination occurring on the Consummation Date pursuant to the Stock Purchase Agreement.

                             -Page 8 of Annex I-

                                SEYFORTH EARN-OUT


II.   ADDITIONAL CONSIDERATION

      In addition to the consideration to be delivered to the Stockholders on the Consummation Date as set forth in Section I of this Annex I, INCOM shall pay the Stockholders such additional consideration (the "Additional Consideration") as shall be determined in accordance with the following provisions:

      1.    CALCULATION OF ADDITIONAL CONSIDERATION.

            (a) If the Company generates Net Income (as defined below) in 1999 in excess of Target Net Income (as defined below), the Stockholders shall be entitled to receive Additional Consideration in accordance with the following formula:

                        A  =  (B  -  C)  x  D  x  .75, where

                  A represents the amount of Additional Consideration earned (provided that Additional Consideration shall only be paid in the event that A is a positive number);

                  B represents the amount of Net Income generated by the Company;

                  C represents Target Net Income; and

                  D represents the sum of (i) 10.63214 and (ii) .81786 multiplied by a number which is determined by subtracting $13.00 from the Initial Public Offering
                  Price.

            (b) Net Income of the Company shall be calculated:

                  (i) in accordance with GAAP applied on a basis consistent with that used in preparing the Financial Statements;

                  (ii) exclusive of an allocation of selling, general or administrative expense from INCOM;

                  (iii) exclusive of an allocation of amortization of goodwill associated with the consummation of the INCOM Plan of Organization;

                  (iv) assuming a level of interest expense consistent with that recorded in the Company's 1997 audited financial statements included in the Registration Statement; and

                  (v) assuming that the Company is subject to an 40% effective tax rate.

            (c) Target Net Income is defined as $1,690,395.00.

     2. MAXIMUM ADDITIONAL CONSIDERATION. Notwithstanding the foregoing formula, the maximum aggregate Additional Consideration ("Maximum Additional Consideration") to be received by the Stockholders is $2,799,485, assuming the Initial Public Offering Price is $13.00; PROVIDED, HOWEVER, that if the Initial Public Offering Price is other than $13.00, the Maximum Additional Consideration will be the sum of
          (i) $2,799,485 and (ii) $215,345 multiplied by a number which is determined by subtracting $13.00 from the Initial Public Offering Price.

     3.   FORM AND PAYMENT OF ADDITIONAL CONSIDERATION.

          (a) FORM. The Additional Consideration shall be paid 25% in cash and 75% in INCOM Stock. The number of shares of INCOM Stock shall be derived by dividing 75% of the amount of Additional Consideration to be paid in INCOM Stock by the average closing price on the New York Stock Exchange (or other exchange or quotation system as the INCOM Stock may be traded at such time) for INCOM Stock for the last five trading days of 1999; PROVIDED, HOWEVER, that in no case shall the number of shares of INCOM Stock issued as Additional Consideration exceed 569,923.

          (b) PAYMENT. Any Additional Consideration to be paid shall be delivered by INCOM to the Stockholders within 30 days of receipt by INCOM of the Company's 1999 audited financial statements. The Stockholders shall receive such Additional Consideration in proportion to their ownership of Company Stock as of the date of the Agreement.

                                 BRAZOS EARN-OUT


II.   ADDITIONAL CONSIDERATION

      In addition to the consideration to be delivered to the Stockholders on the Consummation Date as set forth in Section I of this Annex I, INCOM shall pay the Stockholders such additional consideration (the "Additional Consideration") as shall be determined in accordance with the following provisions:

      1.    CALCULATION OF ADDITIONAL CONSIDERATION.

            (a) The Stockholders shall be entitled to Additional Consideration for operating results in each of 1998, 1999 and 2000 (each an "Earn-Out Year") as shall be calculated in accordance with the following formula:

                        A  = (B  -  C)  x  E, where
                             ---------
                                 D

                  A represents the number of shares of INCOM Stock earned (provided that Additional Consideration for any Earn-Out Year shall only be paid in the event that A is a positive number);

                  B represents the amount of Net Income (as defined below) generated by the Company in the applicable Earn-Out Year;

                  C represents Target Net Income (as defined below) for the applicable Earn-Out Year;

                  D represents $905,958; and

                  E represents 740,944 shares of INCOM Stock.

            (b) Net Income of the Company shall be calculated:

                  (i) for Company A and Company B, on a combined basis, in accordance with GAAP applied on a basis consistent with that used in preparing the Financial Statements;

                  (ii) exclusive of an allocation of selling, general or administrative expense from INCOM;

                  (iii) exclusive of an allocation of amortization of goodwill associated with the consummation of the INCOM Plan of Organization;

                  (iv) assuming a level of interest expense consistent with that recorded in the Company's 1997 audited financial statements included in the Registration Statement; and

                  (v) assuming that the Company is subject to a 40% effective tax rate.

            (c) Target Net Income shall mean:

                  (i)   for 1998, $311,128;

                  (ii) for 1999, the greater of (A) $326,684 and (B) 1.05 x Net Income generated by the Company in 1998; and

                  (iii) for 2000, the greater of (A) $343,019 and (B) 1.05 x Net
                        Income generated by the Company in 1999.

     2. MAXIMUM ADDITIONAL CONSIDERATION. Notwithstanding the foregoing formula, the maximum aggregate Additional Consideration ("Maximum Additional Consideration") to be received by the Stockholders is 740,944 shares of INCOM Stock. Accordingly, the Additional Consideration to be paid with respect to Net Income generated by the Company in 1998, 1999 or 2000, when taken together with all other Additional Consideration paid pursuant to this Section II of Annex I, if any, cannot exceed the Maximum Additional Consideration; PROVIDED, HOWEVER, that if the Stockholders would have been entitled to Additional Consideration for an Earn-Out Year which, when added to any Additional Consideration for any prior Earn-Out Year, would exceed the Maximum Additional Consideration by 10%, $1,000,000 of such Additional Consideration will be paid in cash rather than INCOM Stock (with the reduction in shares of INCOM Stock to be paid as Additional Consideration to be calculated based on the average closing price for INCOM Stock on the New York Stock Exchange (or such other exchange or quotation system as the INCOM Stock may be traded at such time) for the last five trading days of the Earn-Out Year in which the Additional Consideration was earned; PROVIDED, FURTHER, that the foregoing proviso does not modify the prohibition of payment of Additional Consideration in excess of the Maximum Additional Consideration. The Company hereby reserves the right to issue up to the Maximum Additional Consideration to the Stockholders at any time in its sole discretion in complete satisfaction of its obligation to pay the Additional Consideration to the Stockholders hereunder.

     3.  FORM AND PAYMENT OF ADDITIONAL CONSIDERATION.

          (a) FORM. The Additional Consideration shall be paid by the issuance of a number of shares of INCOM Common Stock as is calculated in accordance with paragraph 1 above.

          (b) PAYMENT. Any Additional Consideration to be paid pursuant hereto shall be delivered by INCOM to the Stockholders within 30 days of receipt by INCOM of the Company's audited financial statements for the Earn-Out Year in which the Additional Consideration is earned. The Stockholders shall receive such Additional Consideration in proportion to the aggregate amount of cash each Stockholder will receive on the Consummation Date pursuant to
               Section I of this Annex I in respect of Company A and Company B.

     4.   REIMBURSEMENT OF CERTAIN TAX COSTS.

          (a) INCOM shall advance to each of the Stockholders cash in an amount sufficient to cover such Stockholder's federal income tax liability resulting from payment of the Additional Consideration (the "FIT Advance"). In exchange for such advance, each such Stockholder will deliver to INCOM a promissory note (the "FIT Note") in a principal amount which is equal to the FIT Advance for such Stockholder. FIT Notes shall be secured by a pledge of the INCOM Stock held by such Stockholder, shall be due within 90 days following the expiration of the transfer restrictions contained in Section 15 of the Agreement, shall be prepayable at any time and shall bear interest at a rate per annum not to exceed the weighted average interest rate for INCOM's commercial borrowings.

          (b) INCOM shall further reimburse the Stockholders for 50% of the difference between the capital gains rate and the federal income tax rate associated with imputed interest income arising from the Stockholders' receipt of the Additional Consideration.

          (c) INCOM shall further reimburse the Stockholders for any federal income tax liability associated with the treatment of the receipt of Additional Consideration by the Stockholders as ordinary income rather than capital gains for federal income tax purposes as a result of a joint election by INCOM and the Stockholders under 338(h)(10) of the Internal Revenue Code of 1986 to treat the acquisition of the Company as an asset purchase.

          (d) INCOM shall reimburse or advance the tax payments required in paragraphs (a)-(c) above at the reasonable request of the Stockholders and no more than 30 days prior to such Stockholders' obligation to pay the applicable tax (either on a quarterly estimated basis or in connection with the filing of the applicable tax return).

BETA CONSTRUCTION COMPANY

By:   Paul V. Gordon
      President

STOCKHOLDERS:
Paul V. Gordon
Jeremy O. Brown
Steven W. Wilt
Joseph R. Koller
Dan Gordon

HAMPTON SUPPLY, INC.

By:   Paul V. Gordon
      President

STOCKHOLDERS:
Paul V. Gordon
Jeremy O. Brown
Steven W. Wilt
Joseph R. Koller
Dan Gordon

BOONE BROTHERS ROOFING, INC.

By:   Allan E. Boone
      President

STOCKHOLDERS:
Allan E. Boone
Lloyd Boone
Ronald Allan Boone

BRAZOS ROOFING INTERNATIONAL, INC.

By:   Steven Smith
      President

STOCKHOLDERS:
Steven Smith
Jancie Smith
J. D. Martin

Adren Martin Estate
      By:   Candace Martin Sheppard
            Executrix of Adren Martin Estate

BOSQUE ENVIRONMENTAL, INC.

By:   Steven Smith
      President

STOCKHOLDERS:
J. D. Martin
Steven Smith
Ron Haddock
Tom McAdams
Ken Smith
Yates Malone

BURNS & SCALO ROOFING COMPANY, INC.

By:   John F. Scalo
      President

STOCKHOLDERS:

 John F. Scalo
 John T. Scalo

CUDDY ROOFING COMPANY

By:   John F. Scalo
      President

STOCKHOLDERS:
John F. Scalo
Carole M. Scalo

SCALO INCORPORATED
By:   John F. Scalo

STOCKHOLDER:
John F. Scalo

CHAMBERLIN WATERPROOFING & ROOFING SYSTEMS, INC.

By:   John M. Kafka
      President

STOCKHOLDERS:
John M. Kafka
Martin H. Stroud

D. C. TAYLOR CO.

By:   William W. Taylor
      Chief Executive Officer

STOCKHOLDERS:
William W. Taylor
Mary T. Suess

EVANS SERVICE COMPANY, INC.
By:   Philip McKinney
      Chief Executive Officer

STOCKHOLDERS:
William L. Allington
Philip McKinney
Kevin J. Kennedy
Wayne D. Mercer
Richard A. Taylor
William Fischer
Steve Allington
Garey A. Stout
Russell V. McGlynn
Dan E. Root
Robert J. Pringle

KELLEY BROTHERS ROOFING, INC.

By:   Robert D. Kelley
      President

STOCKHOLDERS:
Robert D. Kelley
Troy Michael Kelley

MARK ENTERPRISES, INC.

By:   Troy Michael Kelley
      President

STOCKHOLDERS:
Robert D. Kelley
Troy Michael Kelley

M. J. DALSIN COMPANY, INC.

By:   Michael J. Dalsin
      President

STOCKHOLDER:
Michael J. Dalsin

M. J. DALSIN COMPANY OF SOUTH DAKOTA, INC.
By:   Michael J. Dalsin
      President

STOCKHOLDER:
Michael J. Dalsin

NU-TEC ROOFING CONTRACTORS, INC.

By:   Bruce Bubenzer
      President

STOCKHOLDERS:
Bruce Bubenzer
Dorwin Burdine
Michael Hutchings
Stephen Ball
Jeffrey Bubenzer

SEYFORTH ROOFING COMPANY, INC.

By:   Dan B. Hand
      President



STOCKHOLDER:
Dan B. Hand

SRC, INC.

By:   Dan B. Hand

STOCKHOLDER:
Dan B. Hand

SEYFORTH ROOFING, S.A. DE CV

By:   Dan B. Hand

STOCKHOLDERS:
Dan B. Hand
Seyforth Roofing Co., Inc.
      By:   Dan B. Hand

SUTTER ROOFING COMPANY OF FLORIDA

By:   Stephen F. Sutter
      President

STOCKHOLDER:
Stephen F. Sutter

SUTTER ROOFING COMPANY OF S.W. FLORIDA

By:   Stephen F. Sutter
      President

STOCKHOLDERS:
Stephen F. Sutter
Douglas C. Sutter
Bradley W. Sutter